UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Petroleum Development Corporation
(doing business as PDC Energy)

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PETROLEUM DEVELOPMENT CORPORATION

(dba PDC Energy)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

(303) 860-5800

April 26, 2012

Dear Stockholder of Petroleum Development Corporation (dba PDC Energy):

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of Petroleum Development Corporation (dba PDC Energy) (the “Company”) to be held on June 7, 2012, at 11:30 a.m. Mountain Time at the Denver Financial Center, Lobby Conference Room, 1775 Sherman Street, Denver, Colorado, 80203.

At the Annual Meeting, you and the other stockholders of record on April 10, 2012, will vote on:

•	The election of two Class II members of our Board of Directors;

•	An advisory vote on executive compensation;

•	A proposal to amend our Second Amended and Restated Articles of Incorporation to legally change the name of the Company to PDC Energy, Inc.; and

•	The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement provide information concerning the matters to be considered at the meeting.

Pursuant to the U.S. Securities and Exchange Commission rules, we may provide you with access to our proxy materials via the Internet. As a result, many beneficial owners of our common stock will receive a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of paper copies of the proxy materials. The Notice contains instructions on how to access those documents via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including the Proxy Statement, our 2011 Annual Report, and a form of proxy card. We will mail printed proxy materials to all stockholders of record.

We hope you will join us on June 7, 2012. Whether or not you plan to attend personally, it is important that your shares be represented at the Annual Meeting. We value your opinions and encourage you to participate in the Annual Meeting by voting your proxy. You may vote your shares by using the telephone or Internet voting systems described in the Notice or the proxy card. If you receive a proxy card by mail, you may submit your proxy card by completing, signing and returning it promptly. This will ensure that your shares are represented at the Annual Meeting even if you cannot attend.

Sincerely,

Daniel W. Amidon

Corporate Secretary

PETROLEUM DEVELOPMENT CORPORATION

(dba PDC Energy)

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD

THURSDAY, JUNE 7, 2012

To the Stockholders of Petroleum Development Corporation (dba PDC Energy):

The 2012 Annual Meeting of Stockholders of Petroleum Development Corporation (dba PDC Energy) (the “Company”) will be held at the Denver Financial Center, Lobby Conference Room, 1775 Sherman Street, Denver, Colorado, 80203, on June 7, 2012, at 11:30 a.m. Mountain Time. The purposes of the Annual Meeting are to:

•	Elect the two nominees named in the accompanying Proxy Statement as Class II Directors, each for a term of three years;

•	Hold an advisory vote regarding the compensation of our named executive officers;

•	Approve an amendment to the Company’s Second Amended and Restated Articles of Incorporation to legally change the name of the Company to PDC Energy, Inc.;

•	Ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and

•	Transact any other business that may properly come before the meeting and at any and all adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 10, 2012, as the record date for determining the stockholders having the right to receive notice of, to attend and to vote at the Annual Meeting, or any adjournment or postponement thereof. The presence in person or by proxy of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote is required to constitute a quorum.

Please vote by using the telephone or Internet voting systems described in the Notice of Internet Availability of Proxy Materials or, if the attached Proxy Statement and a proxy card were mailed to you, please sign, date and return the proxy card in the enclosed envelope as soon as possible.

By Order of the Board of Directors,

Daniel W. Amidon

Corporate Secretary

April 26, 2012

PETROLEUM DEVELOPMENT CORPORATION

(dba PDC Energy)

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 7, 2012

Denver Financial Center, Lobby Conference Room

1775 Sherman Street

Denver, Colorado 80203

The accompanying proxy is solicited by the Board of Directors (“Board”) of Petroleum Development Corporation (dba PDC Energy) (“PDC,” “PDC Energy” or the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held on June 7, 2012, at 11:30 a.m. Mountain Time, and at any and all adjournments or postponements of the meeting, for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. On or about April 26, 2012, we began mailing a notice containing instructions on how to access this proxy statement and our annual report online, and we began mailing a full set of the proxy materials to stockholders who had previously requested delivery of the materials in paper copy. For information on how to vote your shares, see the instructions included on the proxy card or instruction form under “Information About Voting and the Meeting” herein.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY

OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING

TO BE HELD ON JUNE 7, 2012

The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2012 Annual Meeting of Stockholders, and the 2011 Annual Report to Stockholders, which includes the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, are available at www.edocumentview.com/PETD.

INFORMATION ABOUT VOTING AND THE MEETING

Who May Vote

Stockholders of PDC, as recorded in the Company’s stock register on the record date of April 10, 2012, may vote at the meeting. The outstanding voting securities of the Company as of April 10, 2012, consisted of 23,652,262 shares of common stock. Each share of common stock is entitled to one vote on each matter considered at the meeting.

How Proxies Work

The Board is asking for your proxy. Giving the Board your proxy means that you authorize the Board to vote your shares at the meeting in the manner you direct. We will vote your shares as you direct. You may vote for one or both Class II Director Nominees, or you may withhold your vote from one or both of the Director Nominees. You may also vote for or against the other proposals, or abstain from voting. If your shares are held in your name, you can vote by completing, signing and dating your proxy card and returning it in the enclosed envelope. If you give the Board your signed proxy but do not specify how to vote, your shares will be voted (1) in favor of the Class II Director Nominees named in the proxy; (2) in favor of approving the Company’s compensation of its named executive officers; (3) in favor of amending the Company’s Second Amended and Restated Articles of Incorporation (“Articles”) to legally change the Company’s name to PDC Energy, Inc.; and (4) in favor of the ratification of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

If you hold shares through someone else, such as a stockbroker, you will receive material from that firm asking how you want to vote. Review the voting form used by that firm to determine what procedures you must follow in order for you to vote your shares. If the broker does not receive voting instructions from you, the broker may only vote on a proposal that is not considered a “significant” matter under the NASDAQ rules. At this year’s Annual Meeting, your broker may vote without your instructions only on the ratification of the appointment of PwC as our independent registered public accounting firm for 2012. A broker’s failure to vote because it lacks discretionary authority to do so is commonly referred to as a “broker non-vote.” The effect of broker none-votes differs between the various proposals to be voted upon at the 2012 Annual Meeting. For a description of the effect of broker non-votes on each proposal, see “Votes Needed” below.

Voting 401(k) and Profit Sharing Plan Shares

If you are a participant in PDC’s 401(k) and Profit Sharing Plan and have shares of PDC common stock credited to your plan account as of the record date, you have the right to direct the plan trustee how to vote those shares. The trustee will vote the shares in your plan account in accordance with your instructions. Your vote may not be counted if your proxy card is not received by June 1, 2012, or if you have not sent instructions by such date as provided above under “How Proxies Work.” You cannot vote such shares at the Annual Meeting or change your vote.

Revoking a Proxy

You may revoke your proxy before it is voted by:

•	Submitting a new signed proxy with a later date;

•	Notifying PDC’s Corporate Secretary in writing before the meeting that you wish to revoke your proxy; or

•

Appearing at the meeting, notifying the Inspector of the Election that you wish to revoke your proxy, and voting in person at the meeting. Merely attending the meeting will not result in revocation of your proxy.

If you hold your shares through someone else, such as a stockbroker, you will need to follow the directions they give you to revoke a proxy or otherwise vote at the meeting.

Quorum

In order to carry on the business of the meeting, there must be a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Treasury shares, which are shares owned by PDC itself, are not voted and do not count for this purpose. Abstentions and broker non-votes will count for quorum purposes.

Votes Needed

The following table presents the voting requirements to elect the two Class II Director Nominees and approve the other proposals presented in this Proxy Statement.

PROPOSAL SUMMARY

Proposal No. 1	Vote Required
Election of two Class II Directors.	The two nominees for a term of three years expiring in 2015 who receive the greatest number of votes cast (plurality) will be elected Directors for such term. There is no cumulative voting for Directors. Abstentions and broker non-votes will have no effect on the election of Directors.

Proposal No. 2
Advisory vote on the compensation of the Company’s Named Executive Officers.	Majority of votes cast. Abstentions and broker non-votes will not be counted as votes cast or shares voting on Proposal No. 2 and will have no effect on the vote.

Proposal No. 3
Approve an amendment to the Company’s Second Amended and Restated Articles of Incorporation to legally change the name of the Company to PDC Energy, Inc.	Majority of outstanding shares. Abstentions and broker non-votes will have the effect of negative votes on Proposal No. 3.

Proposal No. 4
Ratify the selection of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.	Majority of votes cast. Abstentions and broker non-votes will not be counted as votes cast or shares voting on Proposal No. 4 and will have no effect on the vote.

The Class II Director Nominees who receive the greatest number of votes will be elected to fill the two available seats on the Board. Only votes for or against a proposal count.

Attending in Person

Only stockholders or their proxy holders and PDC’s guests may attend the Annual Meeting. For safety and security reasons, no cameras, audio or video recording equipment, large bags, briefcases or packages will be permitted in the meeting. In addition, each stockholder and guest may be asked to present valid, government-issued picture identification, such as a driver’s license, before being admitted to the meeting.

If your shares are held in the name of your broker, bank, or other nominee, you must bring to the meeting an account statement or letter from the nominee indicating that you beneficially owned the shares on April 10, 2012, the record date for receiving notice of, attending and voting at the Annual Meeting. Stockholders who do not present such information at the meeting may be admitted upon verification of ownership at the admissions table.

Conduct of the Meeting

The Chairman has broad authority to conduct the Annual Meeting in an orderly and timely manner. This authority includes establishing rules for stockholders who wish to address the meeting. The Chairman may also exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business. In light of the need to conclude the meeting within a reasonable period of time, there can be no assurance that every stockholder who wishes to speak on an item of business will be able to do so. The Chairman may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all stockholders.

Solicitation of Proxies

The Company will bear the cost related to the solicitation of proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable and appropriate expenses incurred by them in sending the Notice of Internet Availability of Proxy Materials to the beneficial owners of the Company’s common stock. In addition to solicitations by mail, Directors, officers and employees of the Company may solicit proxies by telephone and, to the extent necessary, other electronic communication and personal interviews, without additional compensation. The Company has entered into an agreement with Alliance Advisors LLC as its proxy solicitor and anticipates paying costs of approximately $8,500 for such services.

Appraisal Rights

No action is proposed at the Annual Meeting for which the laws of the State of Nevada or our By-Laws provide a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders’ common stock.

Contact Information

If you have questions or need more information about the Annual Meeting, you may write to or call:

Corporate Secretary

Petroleum Development Corporation

1775 Sherman Street, Suite 3000

Denver, CO 80203

(303) 860-5800

For information about shares registered in your name, call PDC at 1-800-624-3821. You are also invited to visit PDC’s website at www.petd.com. Website materials are not incorporated by reference into this Proxy Statement.

PROPOSALS REQUIRING STOCKHOLDER VOTE

PROPOSAL NO. 1 — ELECTION OF TWO CLASS II DIRECTORS

(Proposal 1 on the Proxy Card)

As of the date of this Proxy Statement and as permitted by the Company’s By-Laws, the Board consists of seven members divided into three classes. Directors are usually elected for three-year terms. The terms for members of each class end in successive years.

The Board has nominated two continuing Class II Directors, Anthony J. Crisafio and Kimberly Luff Wakim, whose terms expire in 2012 at the Annual Meeting, to stand for election to the Board for a three-year term expiring in 2015. Mr. Crisafio joined the Board in 2006 and currently serves on the Compensation Committee and the Audit Committee, which he chairs. Ms. Wakim joined the Board in 2003 and currently serves on the Audit Committee, the Nominating and Governance Committee, and the Compensation Committee, which she chairs.

The appointed proxies will vote your shares in accordance with your instructions and for the election of the two Class II Director Nominees unless you withhold your authority to vote for either of them. The Board does not contemplate that either of the Director nominees will become unavailable for any reason; however, if any Director is unable to stand for election, the Board may reduce its size or select a substitute. Your proxy cannot be otherwise voted for a person who is not named in this Proxy Statement as a candidate for Director or for a greater number of persons than the number of Director nominees named.

Board of Directors

The following table sets forth certain information as of March 30, 2012, regarding the composition of the Board, including the term of each Director.

Nominee	First Elected Director	Current Term Expires
CLASS II:
Anthony J. Crisafio	2006	2012
Kimberly Luff Wakim	2003	2012

CLASS III:
Larry F. Mazza	2007	2013
James M. Trimble	2009	2013

CLASS I:
Joseph E. Casabona	2007	2014
David C. Parke	2003	2014
Jeffrey C. Swoveland	1991	2014

Name, Principal Occupation for Past Five Years and Other Directorships	First Elected Director

NOMINEES FOR TERM EXPIRING IN 2015 — CLASS II

ANTHONY J. CRISAFIO, 59, a Certified Public Accountant, has served as an independent business consultant for more than fifteen years, providing financial and operational advice to businesses in a variety of industries and stages of development. He is currently serving as part-time contract Chief Financial Officer for Empire Energy USA, LLC, which operates approximately 2,500 wells primarily in New York and Kansas and is 90% owned by Empire Energy Group Limited, an energy investment company listed on the Australian Securities Exchange. He also serves as an interim Chief Financial Officer and Advisory Board member for a number of privately held companies and has been a Certified Public Accountant for more than thirty years. Mr. Crisafio served as Chief Operating Officer, Treasurer and member of the Board of Directors of Cinema World, Inc. from 1989 until 1993. From 1975 until 1989, he was employed by Ernst & Young and was a partner with Ernst & Young from 1986 to 1989. He was responsible for several Securities and Exchange Commission (“SEC”) registered client engagements and gained significant experience with oil and gas industry clients and mergers and acquisitions. In determining Mr. Crisafio’s qualifications to serve on our Board, the Board has considered, among other things, that Mr. Crisafio brings to the Board more than thirty years of financial accounting and management expertise, with demonstrated business management and accounting experience.

2006

Name, Principal Occupation for Past Five Years and Other Directorships	First Elected Director

KIMBERLY LUFF WAKIM, 54, an attorney and a Certified Public Accountant, is a Partner with the Pittsburgh, Pennsylvania law firm Thorp, Reed & Armstrong LLP, where she is the Practice Group Leader for the Bankruptcy and Financial Restructuring Practice Group. She has practiced law with Thorp, Reed & Armstrong since 1990. Ms. Wakim has been on a leave of absence from the firm since June 2010, for health reasons, but expects to return in mid-2012. Ms. Wakim was previously an auditor with Main Hurdman (now KPMG) and was Assistant Controller for PDC from 1982 to 1985. She has been a member of the American Institute of Certified Public Accountants and the West Virginia Society of CPAs for more than eighteen years. In determining Ms. Wakim’s qualifications to serve on our Board, the Board has considered, among other things, that Ms. Wakim brings to the Board a combination of strong legal background and expertise in accounting oversight.

2003

CONTINUING DIRECTORS WITH TERM EXPIRING IN 2013 — CLASS III

LARRY F. MAZZA, 51, is Chief Executive Officer of MVB Financial Corp., the parent of multiple banks in West Virginia. He is a recognized name in West Virginia banking with more than 25 years of experience in both large banks and small community banks. Mr. Mazza is one of seven members of the West Virginia Board of Banking and Financial Institutions. This Board oversees the operation of financial institutions throughout West Virginia, and advises the state Commissioner of Banking on banking matters. Mr. Mazza is also an entrepreneur, and is co-owner of nationally-recognized sports media business Football Talk, LLC, which is one of the fastest growing pro football websites and a content provider for NBC SportsTalk. Prior to joining MVB in 2005 to lead its geographic expansion and growth, Mr. Mazza was Senior Vice President & Retail Banking Manager for BB&T Bank’s #1 ranked retail region West Virginia North, consisting of 33 financial centers and more than 300 employees. Mr. Mazza was employed by BB&T and its predecessors from 1986 to 2005. Previous to this, Mr. Mazza was President of Empire National Bank at the age of 29, and later served as Regional President of One Valley Bank, a state-wide financial institution. Upon graduation from West Virginia University in Business Administration, he joined KPMG, a Big Four accounting firm, as a CPA with a focus on auditing. In addition to his business acumen, Mr. Mazza brings to the Board extensive leadership and banking experience. Banking relationships and experience have become particularly important to the Company in the recent years. The Company benefits from Mr. Mazza’s first-hand continuing experience as a chief executive officer, a specific attribute sought by the Board when he initially become a Director in 2007. Mr. Mazza also provides an important link to community and employee stakeholders, demonstrating a continuing commitment to our largest workforce, located in Bridgeport, West Virginia.

2007

Name, Principal Occupation for Past Five Years and Other Directorships	First Elected Director

JAMES M. TRIMBLE, 63, was appointed President and Chief Executive Officer of the Company in June 2011, having served on the Board since 2009. From August 2005 until November 2010, Mr. Trimble served as Managing Director of Grand Gulf Energy, Limited (ASX: GGE), a public company traded on the Australian Securities Exchange, and retired from the Board of Directors of Grand Gulf Energy, Limited in November 2011. In January 2005, Mr. Trimble founded and served until November 2010 as President and Chief Executive Officer of the U.S. subsidiary Grand Gulf Energy Company LLC, an exploration and development company focused primarily on drilling in mature basins in Texas, Louisiana and Oklahoma. From 2000 through 2004, Mr. Trimble was Chief Executive Officer of Elysium Energy and then Tex-Cal Energy LLC, both of which were privately held oil and gas companies that he managed through troubled workout solutions. Prior to this, he was Senior Vice President of Exploration and Production for Cabot Oil and Gas (NYSE: COG). Mr. Trimble was hired in July 2002 as CEO of TexCal (formerly Tri-Union Development) to manage a distressed oil and gas company through bankruptcy, and that company filed for Chapter 11 reorganization within 45 days after the date that Mr. Trimble accepted such employment. He successfully managed the company through its exit from bankruptcy in 2004. From November 2002 until May 2006, he also served as a director of Blue Dolphin Energy, an independent oil and gas company with operations in the Gulf of Mexico. Mr. Trimble currently serves on the Board of Directors of Seisgen Exploration LLC, a small private exploration and production company operating in southern Texas. In determining Mr. Trimble’s qualifications to serve on our Board, in addition to his status as CEO of the Company, the Board has considered, among other things, that Mr. Trimble is a Registered Professional Engineer who brings many years of broad oil and gas industry executive management experience to the Board, including experience as a chief operating officer, and knowledge of current developments and best practices in the industry.

2009

CONTINUING DIRECTORS WITH TERM EXPIRING IN 2014 — CLASS I

JOSEPH E. CASABONA, 68, served as Executive Vice President and member of the Board of Directors of Denver-based Energy Corporation of America (“ECA”) from 1985 until his retirement in May 2007. ECA is a privately-held energy company that owns and operates assets both in the U.S. and around the world, including approximately 5,200 wells, 5,000 miles of pipeline, and 1,000,000 acres. As the primary direct report to the Chief Executive Officer of ECA, Mr. Casabona’s major responsibilities included strategic planning/forecasting, acquisitions, capital transactions, corporate policy, as well as executive oversight in operational and drilling activities in the continental U.S. and internationally. From 1968 until 1985, Mr. Casabona was employed at KPMG Main Hurdman, or its predecessors, with various titles, including audit partner in the Pittsburgh, Pennsylvania office, where he primarily serviced public clients in the oil and gas industry. From 2008 until the beginning of 2011, Mr. Casabona served as Chief Executive Officer of Paramax Resources Ltd, a junior public Canadian oil and gas company engaged in the business of acquiring and exploration of oil and gas prospects, primarily in Canada and Idaho. In determining Mr. Casabona’s qualifications to serve on our Board, the Board has considered, among other things, that Mr. Casabona brings to the Board extensive first-hand experience in all aspects of the oil and gas industry, including natural gas exploration, development, acquisitions, operations and strategic planning, as well as experience in the Company’s primary areas of operations, the Rocky Mountain Region and the Appalachian Basin.

2007

Name, Principal Occupation for Past Five Years and Other Directorships	First Elected Director

DAVID C. PARKE, 45, has served as Managing Director in the merchant banking group of Burrill & Company since June 2011. From 2006 until 2011, he was Managing Director in the investment banking group of Boenning & Scattergood, Inc., a regional investment bank. Prior to joining Boenning & Scattergood, he was a Director with investment banking firm Mufson Howe Hunter & Company LLC, from October 2003 to November 2006. From 1992 through 2003, Mr. Parke was Director of Corporate Finance of Investec, Inc. and its predecessor, Pennsylvania Merchant Group Ltd., both investment banking companies. Prior to joining Pennsylvania Merchant Group, Mr. Parke served in the corporate finance departments of Wheat First Butcher & Singer, now part of Wells Fargo, and Legg Mason, Inc., now part of Stifel Nicolaus. Mr. Parke seved on the board of directors of Zunicom, Inc., a public company, from 2006 until December 2007. In determining Mr. Parke’s qualifications to serve on our Board, the Board has considered, among other things, that Mr. Parke has extensive investment banking experience, including experience in the oil and gas area, allowing him to contribute broad financial and investment banking expertise to the Board and to provide guidance on capital markets and acquisition matters.

2003

JEFFREY C. SWOVELAND, 57, was elected Non-Executive Chairman of the Board, a newly created position, in June 2011, having served on the Board since 1991. He is President and Chief Executive Officer of ReGear Life Sciences, Inc. in Pittsburgh, Pennsylvania (previously named Coventina Healthcare Enterprises), which develops and markets medical device products, where he was previously Chief Operating Officer. From 2000 until 2007, Mr. Swoveland served as Chief Financial Officer of Body Media, Inc., a life-science company specializing in the design and development of wearable body monitoring products and services. Prior thereto, Mr. Swoveland held various positions including Vice President of Finance, Treasurer and interim Chief Financial Officer with Equitable Resources, Inc., a diversified natural gas company, from 1994 to September 2000. Mr. Swoveland also has worked as a geologist and exploratory geophysicist for both major and independent oil and gas companies. Mr. Swoveland serves as a member of the Board of Directors of Linn Energy, LLC, a public independent natural gas and oil company. In determining Mr. Swoveland’s qualifications to serve on our Board, the Board has considered, among other things, that Mr. Swoveland brings to the Board extensive corporate management, accounting and finance experience, and oil and gas industry expertise. Additionally, his service as a director of another public energy company provides leadership and knowledge of best practices that benefit the Company. His guidance and understanding of management processes of larger oil and gas companies benefits the Company as it grows.

1991

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE CLASS II NOMINEES TO THE BOARD OF DIRECTORS SET FORTH IN THIS PROPOSAL NO. 1. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE. PROXIES WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDERS’ SPECIFICATIONS. DIRECTORS ARE ELECTED BY A PLURALITY OF THE VOTE.

PROPOSAL NO. 2 — ADVISORY VOTE REGARDING COMPENSATION

OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

(Proposal 2 on the Proxy Card)

The stockholders of the Company are entitled to cast an advisory non-binding vote at the Annual Meeting to approve the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement (“Named Executive Officers” as identified on page 24). While this vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will take into consideration the outcome of the vote in connection with their ongoing evaluation of the Company’s compensation program. In 2011, based on the stockholder vote at the 2011 Annual Meeting, including attempted or actual engagement with the Company’s twenty top stockholders, the Company determined to hold a “say-on-pay” vote annually, consistent with the majority of votes cast in favor of an annual advisory vote. The next non-binding advisory vote regarding such frequency will be held no later than the Company’s 2017 Annual Meeting of Stockholders.

As described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company’s executive compensation program is designed to attract, motivate and retain individuals with the skills required to formulate and drive the Company’s strategic direction and achieve annual and long-term performance necessary to create stockholder value. The program also seeks to align executive compensation with stockholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives.

The Company’s practice of placing a significant portion of each Named Executive Officer’s compensation at risk demonstrates its pay-for-performance philosophy. In 2011, at least 70% of the target 2011 compensation level for each Named Executive Officer (non-CEO) was in the form of variable compensation which is “at-risk” (i.e., incentive cash compensation, performance-based equity stock appreciation rights (“SARs”) and restricted stock). For the Company’s CEO prior to June 2011, this figure was 78%, a structure expected to continue for our current CEO Mr. Trimble in future years.

Each of the Named Executive Officers has been granted significant equity to encourage a stake in the Company’s long-term success, and none of those officers has ever sold any shares after receipt. The Company also has stock ownership guidelines and increased the ownership requirements under such guidelines in early 2011. The Company believes that this “tone at the top” guides the Company’s other officers and members of management to obtain and maintain meaningful ownership stakes in the Company.

In light of the above, the Company believes that the compensation of its Named Executive Officers for fiscal 2011 was appropriate and reasonable, and that its compensation programs and practices are sound and in the best interests of the Company and its stockholders. Stockholders are being asked to vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative disclosure in the Proxy Statement for the Company’s 2012 Annual Meeting of Stockholders is hereby approved.

This advisory vote will be approved if it receives the affirmative vote of a majority of shares of common stock of the Company cast at the Annual Meeting and entitled to vote with respect to this proposal. Broker non-votes and abstentions will not affect the outcome of this proposal. If no voting specification is made on a properly returned or voted proxy card, the proxies named on the proxy card will vote FOR the above resolution.

The Board is committed to excellence in governance and recognizes the stockholders’ interest in the Company’s compensation program. As part of that commitment, and in recognition of the outcome of the 2011 stockholder vote on the frequency of say-on-pay voting, the Board resolved to provide our stockholders with the opportunity to cast a non-binding advisory vote on our executive compensation program each year until the next frequency of say-on-pay vote to be held no later than our 2017 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION SET FORTH IN THIS PROPOSAL NO. 2. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE. THE PROXIES WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDERS’ SPECIFICATIONS.

PROPOSAL NO. 3 — NAME CHANGE AMENDMENT

(Proposal 3 on the Proxy Card)

On March 29, 2012, the Board adopted a resolution approving an amendment to the Company’s Second Amended and Restated Articles of Incorporation (the “Articles”) to legally change the name of the Company from Petroleum Development Corporation to PDC Energy, Inc. and recommending that the name change amendment be submitted to the Company’s stockholders for approval. The Board believes that the name change is in the best interests of the Company and recommends approval of an amendment to the Articles.

Reason for the Name Change

In recent years, the Company has transitioned from a partnership-based company to a more traditional exploration and production company. This change has refocused the Company’s objectives. The Board believes that the name “PDC Energy, Inc.” will further promote awareness of the Company in the minds of its stockholders and potential investors. In addition, the Company believes that the name PDC Energy, Inc. will enhance our name recognition.

Effects of the Name Change

If the amendment to the Articles is approved by the stockholders, the change of the Company’s name will become effective when the Third Amended and Restated Articles of Incorporation are filed with the Secretary of State of the State of Nevada. The rights of stockholders holding certificated shares under currently outstanding stock certificates, and the number of shares represented by those certificates, will remain unchanged. The name change will not affect the validity or transferability of any currently outstanding stock certificates that bear the name Petroleum Development Corporation, nor will it be necessary for stockholders with certificated shares to surrender or exchange any stock certificates they currently hold. Uncertificated shares currently held in direct registration accounts and any new stock certificates issued after the name change becomes effective will bear the name PDC Energy, Inc.

The Company’s common stock is currently listed for trading on the NASDAQ Global Select Market under the symbol “PETD.” If the amendment is approved, the Company’s common stock will continue to be listed on the NASDAQ Global Select Market, and the Company expects that its common stock will continue to be traded under the current NASDAQ symbol.

For the above reasons, our stockholders are being asked to vote on the following resolution:

RESOLVED, that the Company’s Third Amended and Restated Articles of Incorporation attached hereto as Appendix A, which include a change in the name of the Company to PDC Energy, Inc., are hereby approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO PDC ENERGY, INC. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE. PROXIES WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDERS’ SPECIFICATIONS.

In July 2010, we changed our registered agent in the State of Nevada by filing a change of registered form with the Nevada Secretary of State in accordance with the provisions of the Nevada Revised Statutes. Under Nevada law, a change in registered agent does not require stockholder approval. If our stockholders approve the name change amendment described in this Proposal No. 3, the Third Amended and Restated Articles of Incorporation will also include a revision to remove the specific reference to our previous registered agent and replace it with an affirmation that we will maintain a registered agent in the State of Nevada. The name and address of our registered agent in the State of Nevada is publicly available at the website hosted by the Nevada Secretary of State.

PROPOSAL NO. 4 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 4 on the Proxy Card)

The Audit Committee and the Board have selected PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, and the Company is submitting the selection of PwC to the stockholders for ratification. If the selection of PwC is not ratified, the Board will require the Audit Committee to reconsider its selection. A representative of PwC is expected to attend the meeting and will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

	2011	2010
Audit Fees(1)	$1,534,500	$1,852,294
Audit-Related Fees(2)	476,645	1,520,079
Tax Fees(3)	141,665	213,993
Other Fees(4)	—	3,272

Total Fees	$2,152,810	$3,589,638

(1)

Audit Fees consist of the aggregate fees billed for professional services rendered for audit procedures performed with regard to the Company’s annual consolidated financial statements and the report on management’s assessment of internal control over financial reporting and the effectiveness of the Company’s internal controls over financial reporting, including reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including amounts related to comfort letters and consents issued in conjunction with our debt and equity offerings.

(2)

Audit-Related Fees consist of the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s annual consolidated financial statements and are not reported under “Audit Fees.” Fees billed primarily include our proportionate share of amounts billed to the Company-sponsored partnerships for the audits of their annual financial statements. Total amounts billed for the Company-sponsored partnerships in 2011 and 2010 were $978,500 and $3,904,766, respectively.

(3)	Tax Fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning for the Company and its proportionately consolidated entities.

(4)	Other Fees consist of aggregate fees billed for products and services other than the services reported above.

Audit Committee Pre-Approval Policies and Procedures

The Sarbanes-Oxley Act of 2002 requires that all services provided to the Company by its independent registered public accounting firm be subject to pre-approval by the Audit Committee or authorized Audit Committee members. The Audit Committee has adopted policies and procedures for pre-approval of all audit services and non-audit services to be provided by the Company’s independent registered public accounting firm. Services necessary to conduct the annual audit must be pre-approved by the Audit Committee annually. Permissible non-audit services to be performed by the independent accountant may also be approved on an annual basis by the Audit Committee if they are of a recurring nature. Permissible non-audit services, which are not eligible for annual pre-approval, to be conducted by the independent accountant must be pre-approved individually by the full Audit Committee or by an authorized Audit Committee member. Actual fees incurred for all services performed by the independent accountant will be reported to the Audit Committee after the services are fully performed. The duties of the Audit Committee are described in the Audit Committee Charter, which is available at the Company’s website under “Corporate Governance.” While we recommend that you view our website, the information available on our website is not part of this report and is not incorporated by reference into this Proxy Statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL NO. 4. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE. PROXIES WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDERS’ SPECIFICATIONS.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is composed of four Directors and operates under a written charter adopted by the Board. Each member of the Audit Committee meets the independence requirements of Rule 5605(a)(2) of the NASDAQ listing standards and other applicable standards. The duties of the Audit Committee are summarized in this Proxy Statement under “Standing Committees of the Board” and are more fully described in its charter, which can be viewed on the Company’s website under “Corporate Governance.”

Management is responsible for the Company’s internal controls and preparation of the consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report thereon. The Audit Committee’s responsibilities include monitoring and overseeing these processes.

The Audit Committee met nine times during 2011. In addition, the Audit Committee authorized Audit Committee members Anthony J. Crisafio and Joseph E. Casabona, together or individually, to serve as a sub-committee of the Audit Committee to review and approve SEC filings and other actions of the partnerships for which the Company serves as managing general partner. The sub-committee met an additional nine times during 2011 to review such partnership filings.

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2011 (the “Audited Financial Statements”) with the Company’s management and PwC, the Company’s independent registered public accounting firm. The Audit Committee also discussed with PwC the matters required to be discussed by Statement of Auditing Standards No. 61 (Codification of Statements of Auditing Standards AU § 380) as adopted by the PCAOB in Rule 3200T, as amended. PwC directly provided reports on significant matters to the Audit Committee. The Audit Committee has received the written disclosures and the letter from PwC required by PCAOB Rule 3526 and has discussed with PwC its independence from the Company. The Audit Committee has discussed with management and PwC such other matters and received such assurances from them as the Audit Committee deemed appropriate.

Based on the foregoing review and discussions and relying thereon, the Audit Committee recommended that the Board include the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

The Board has approved the Audit Committee’s recommendation to appoint PwC to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2012, subject to ratification by the Company’s stockholders.

Anthony J. Crisafio, Chair

Joseph E. Casabona

Jeffrey C. Swoveland

Kimberly Luff Wakim

AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

ALL OTHER BUSINESS THAT MAY COME BEFORE THE 2012 ANNUAL MEETING

As of the date of this Proxy Statement, the Board is not aware of any matters to be brought before the 2012 Annual Meeting other than the matters set forth in this Proxy Statement. However, if other matters properly come before the meeting in accordance with our By-Laws and the rules of the SEC, it is the intention of the proxy holders named in the enclosed form of proxy to vote in accordance with their discretion on such matters pursuant to such proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock, par value $0.01 per share, as of March 31, 2012, by (1) each person known by the Company to own beneficially more than 5% of the outstanding shares of common stock; (2) each Director of the Company; (3) each Named Executive Officer; and (4) all Directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. Voting power is the power to vote or direct the voting of securities, and dispositive power is the power to dispose of or direct the disposition of securities. As of April 10, 2012, 23,652,262 shares of common stock of the Company were outstanding. Except as otherwise indicated, the address for each of the named security holders is 1775 Sherman Street, Suite 3000, Denver, Colorado 80203.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	2,506,811	(1)	10.6%
Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	2,395,064	(2)	10.1%
Dimensional Fund Advisors Inc. Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	1,615,590	(3)	6.8%
FMR, LLC 82 Devonshire Street Boston, MA 02109	1,461,630	(4)	6.2%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,296,107	(5)	5.5%
James M. Trimble	13,306	(6)	*
Gysle R. Shellum	23,722	(7)	*
Barton R. Brookman, Jr.	55,157	(8)	*
Daniel W. Amidon	27,632	(9)	*
Lance A. Lauck	35,778	(10)	*
Kimberly Luff Wakim	12,738	(11)	*
David C. Parke	14,676	(12)	*
Jeffrey C. Swoveland	18,371	(13)	*
Anthony J. Crisafio	14,105		*
Joseph E. Casabona	17,592		*
Larry F. Mazza	13,037		*
All Directors and executive officers as a group (11 persons)	246,114	(14)	*
* Represents less than 1% of the outstanding shares of common stock.

(1)	According to the Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 10, 2012.

(2)

According to the Schedule 13G/A filed by Wellington Management Company, LLP with the SEC on February 14, 2012. At the time of the filing, the reporting person reported having shared voting power over 2,012,150 shares and shared dispositive power over 2,395,064 shares. Wellington Management, in its capacity as investment adviser, may be deemed to beneficially own 2,395,064 shares of the Company which are held of record by clients of Wellington Management.

(3)

According to the Schedule 13G filed by Dimensional Fund Advisors LP with the SEC on February 14, 2012. At the time of the filing, the reporting person reported having sole voting power over 1,564,661 shares and sole dispositive power over 1,615,590 shares. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, neither Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this Schedule 13G/A are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(4)

According to the Schedule 13G/A filed by FMR LLC with the SEC on March 12, 2012. At the time of the filing, the reporting person reported having sole dispositive power over 1,461,630 shares of common stock. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,461,630 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 1,461,630 shares owned by the Funds. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

(5)

According to the Schedule 13G filed by The Vanguard Group with the SEC on February 9, 2012. At the time of the filing, the reporting person reported having sole voting power over 33,915 shares and sole dispositive power over 1,262,192 shares.

(6)	Excludes 96,639 restricted shares subject to vesting greater than 60 days after March 31, 2012.

(7)

Excludes 28,843 restricted shares subject to vesting greater than 60 days after March 31, 2012; includes 7,361 shares subject to SARs exercisable within 60 days of March 31, 2012. Each SAR entitles the executive officer the right to receive the difference between the fair market value of a share of our common stock on the date of exercise and the grant date fair value, payable in shares only.

(8)

Excludes 23,640 restricted shares subject to vesting greater than 60 days after March 31, 2012; includes 7,231 shares subject to SARs exercisable within 60 days of March 31, 2012. Each SAR entitles the executive officer the right to receive the difference between the fair market value of a share of our common stock on the date of exercise and the grant date fair value, payable in shares only.

(9)

Excludes 20,279 restricted shares subject to vesting greater than 60 days after March 31, 2012; includes 6,596 shares subject to SARs exercisable within 60 days of March 31, 2012. Each SAR entitles the executive officer the right to receive the difference between the fair market value of a share of our common stock on the date of exercise and the grant date fair value, payable in shares only.

(10)

Excludes 25,013 restricted shares subject to vesting greater than 60 days after March 31, 2012; includes 6,271 shares subject to SARs exercisable within 60 days of March 31, 2012. Each SAR entitles the executive officer the right to receive the difference between the fair market value of a share of our common stock on the date of exercise and the grant date fair value, payable in shares only. Mr. Lauck shares voting and dispositive power with his wife held in joint account.

(11)	Excludes 1,046 shares of common stock purchased pursuant to the Non-Employee Director Deferred Compensation Plan.

(12)	Excludes 571 shares of common stock purchased pursuant to the Non-Employee Director Deferred Compensation Plan.

(13)	Excludes 1,454 shares of common stock purchased pursuant to the Non-Employee Director Deferred Compensation Plan.

(14)

Excludes 194,414 restricted shares subject to vesting greater than 60 days after March 31, 2012, and 3,071 shares of common stock purchased pursuant to the Non-Employee Director Deferred Compensation Plan; includes 27,459 SARs exercisable within 60 days of March 31, 2012. Each SAR entitles the executive officer the right to receive the difference between the fair market value of a share of our common stock on the date of exercise and the grant date fair value, payable in shares only.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires the Company’s officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, Directors and holders of more than 10% of the common stock are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. If requested, the Company assists officers and Directors in complying with the reporting requirements of Section 16(a) of the Exchange Act.

Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that, during the fiscal year ended December 31, 2011, the Company’s officers, Directors and owners of more than 10% of the Company’s common stock timely filed all reports they were required to file under Section 16(a), except that one report, covering a single transaction, was filed late by R. Scott Meyers, Chief Accounting Officer.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that govern the structure and function of the Board and establish the Board’s policies on a number of corporate governance issues. The Corporate Governance Guidelines were most recently amended on September 9, 2011, and are posted under the Corporate Governance section on the Company’s website, together with the following governance documents:

By-Laws

Code of Business Conduct and Ethics

Director Nomination Procedures

Insider Trading Policy

Shareholder Communication Policy

Audit Committee Charter

Compensation Committee Charter

Nominating and Governance Committee Charter

Planning and Finance Committee Charter

Non-Executive Chairman Charter

Director Stock Ownership Guidelines

Board of Directors

The Company’s By-Laws provide that the number of members of the Board of Directors shall be designated from time to time by a resolution of the Board. Currently, the designated number of Directors is seven. The By-Laws provide that the Board shall be divided into three separate classes of Directors which are required to be as nearly equal in number as practicable. At each Annual Meeting of Stockholders, one class of Directors, whose term has expired, is elected to a new term of three years. The classes are staggered so that the term of one class expires each year.

There is no family relationship between any Director or Named Executive Officer of the Company. There are no arrangements or understandings between any Director or officer and any other person pursuant to which the person was selected as an officer of the Company.

Director Independence

In affirmatively determining whether a Director is “independent,” the Board analyzes and reviews the NASDAQ listing standards, which set forth certain circumstances under which a director is not considered independent. As President and Chief Executive Officer (“CEO”) of the Company, Mr. Trimble is not independent under such standards. Audit Committee members are subject to additional, more stringent NASDAQ and Exchange Act requirements.

The Board has reviewed the business and charitable relationships between the Company and each non-employee Director (“Non-Employee Director”) to determine compliance with the NASDAQ listing standards and to evaluate whether there are any other facts or circumstances that might impair a Non-Employee Director’s independence. The Board has affirmatively determined that each of the Non-Employee Directors, including Messrs. Casabona, Crisafio, Mazza, Parke, Swoveland and Ms. Wakim, is independent under NASDAQ Listing Rule 5605 and the Exchange Act.

Board Meetings and Attendance

The Board has a standing Audit Committee, Compensation Committee, Nominating and Governance Committee, and Planning and Finance Committee. Actions taken by these committees are reported to the Board at its next meeting. During 2011, each of the Company’s Directors attended at least 75% of all meetings of the Board and committees of which he or she was a member. As specified in the Company’s Corporate Governance Guidelines, Directors are strongly encouraged, but not required, to attend the Annual Meeting of Stockholders. All of the Directors attended the 2011 Annual Meeting on June 10, 2011, except for Messrs. Crisafio, Mazza, Swoveland and Trimble, who experienced travel difficulties en route to the meeting and were unable to attend.

The following table identifies the members of each committee of the Board, the chair of each committee, and the number of meetings held in 2011.

2011 BOARD AND COMMITTEE MEMBERSHIPS

Director	Board of Directors	Audit Committee	Compensation Committee	Nominating and Governance Committee	Planning and Finance Committee	Executive Committee(4)
Joseph E. Casabona	x	x			x(1)
Anthony J. Crisafio	x	x(1)	x
Larry F. Mazza	x		x	x(1)
David C. Parke	x		x	x	x
Jeffrey C. Swoveland(2)	x	x	x		x	x
James M. Trimble	x		x(3)	x(3)	x	x
Kimberly Luff Wakim	x	x	x(1)	x

Number of Meetings in 2011	8	9(5)	8	4	6	1

(1)	Chair

(2)	Mr. Swoveland was appointed Chairman of the Board on June 10, 2011.

(3)	Mr. Trimble served on these committees until his appointment as President and CEO on June 10, 2011.

(4)	The Board terminated the Executive Committee on December 9, 2011.

(5)	A sub-committee of the Audit Committee held nine additional meetings in 2011 related to partnership SEC filings.

The Non-Employee Directors generally meet in “executive session” without the presence of employee Directors in connection with each regularly scheduled Board meeting. Mr. Swoveland chairs these sessions; however, the other Non-Employee Directors may, in the event of his absence, select another Director to preside over the executive session.

STANDING COMMITTEES OF THE BOARD

Audit Committee

The Audit Committee is composed entirely of persons whom the Board has determined to be independent under NASDAQ Listing Rule 5605(a)(2), Section 301 of the Sarbanes-Oxley Act of 2002, Section 10A(m)(3) of the Exchange Act and the relevant provisions of the Audit Committee Charter. The Board has adopted an Audit Committee Charter which is posted on the Company’s website. The Board assesses the adequacy of the Audit Committee Charter on an annual basis and revises it as necessary. The Board has determined that all four members of the Audit Committee qualify as “financial experts” as defined by SEC regulations. The Audit Committee’s primary purpose is to assist the Board in monitoring the integrity of the financial reporting process, systems of internal controls and financial statements of the Company, and compliance by the Company with legal and regulatory requirements. Additionally, the Audit Committee is directly responsible for the appointment, compensation and oversight of the independent auditors engaged by the Company for the purpose of preparing or issuing an audit report or related work and to assess the need for an internal audit function and recommend its establishment when deemed appropriate. In performing its responsibilities, the Audit Committee:

•	Monitors the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

•	Monitors the independence of the independent registered public accounting firm; and

•	Provides an avenue of communications among the independent registered public accounting firm, management and the Board.

Compensation Committee

The Board has determined that all members of the Compensation Committee (the “Committee”) are independent of the Company under Rule 5605(a)(2) of the NASDAQ listing standards. The Board has adopted a Compensation Committee Charter which is posted on the Company’s website at www.petd.com. The Committee revised its charter in 2011 primarily to reflect the June 2011 changes in the Board’s leadership structure. The purpose and functions of the Committee are primarily to:

•	Oversee the development of a compensation strategy for the Company’s Named Executive Officers;

•	Evaluate the performance of and set compensation for the CEO;

•	Review and approve the elements of compensation for other senior executive officers of the Company;

•	Negotiate the terms of employment agreements with executive officers of the Company and approve all change of control plans;

•	Review the compensation of the Directors for Board and committee work and recommend to the Board changes in such compensation levels;

•	Review and approve performance criteria and results for which bonus awards for senior executive officers will be determined, and approve bonus awards to senior executive officers;

•

Recommend to the Board equity-based incentive plans necessary to implement the Company’s compensation strategy, approve all equity grants under the plans, and administer all equity-based incentive programs of the Company, which may include specific delegation to management regarding awards to non-executive officers; and

•	Review and approve Company contributions to retirement plans.

Compensation Committee Interlocks and Insider Participation

There were no Compensation Committee interlocks during fiscal year 2011.

Nominating and Governance Committee

The Board has determined that all members of the Nominating and Governance Committee (the “N&G Committee”) are independent of the Company under Rule 5605(a)(2) of the NASDAQ listing standards. The Board has adopted a Nominating and Governance Committee Charter which is posted on the Company’s website www.petd.com. The N&G Committee revised its charter in 2011, primarily to reflect the June 2011 changes in the Board’s leadership structure. The purpose and functions of the N&G Committee are primarily to:

•	Assist the Board by identifying individuals qualified to become Board members, recommend nominees for election at the next Annual Meeting of Stockholders, or fill any vacancies;

•	Recommend to the Board corporate governance guidelines applicable to the Company;

•	Lead the Board in its annual review of the Board’s performance; and

•	Recommend to the Board the nominees for membership on each committee.

Planning and Finance Committee

The Planning and Finance Committee (the “P&F Committee”) is comprised of three Non-Employee Directors, the CEO, and two non-voting members of executive management. The Board has adopted a charter for the P&F Committee which is posted on the Company’s website. The primary purpose of the P&F Committee is to oversee the responsibilities of the Board relating to planning and finance, including to:

•	Organize and oversee the Board’s participation in the development of the Company’s strategic plan and the risk assessment and management processes;

•

Follow the progress of the implementation of the Company’s strategic plan and advise the Board if additional Board action appears to be needed to assure successful implementation of the plan or if a need exists to revise the plan in the face of changing conditions or other factors;

•

Work with the Chief Financial Officer (“CFO”) and other executive management regarding corporate financial matters including operating and capital budgets, capital structure, dividends, and other significant financial and capital issues.

Executive Committee

The Board eliminated the Executive Committee, which formerly consisted of Messrs. Swoveland, Trimble and former CEO Richard W. McCullough, on December 9, 2011.

Board Leadership Structure

On June 10, 2011, Richard W. McCullough resigned from his position as CEO and Chairman of the Board. On that date, Mr.Trimble, then an independent Director, was appointed President and CEO and Mr. Swoveland was appointed Non-Executive Chairman of the Board. Mr. Swoveland has served on the Board since 1991 and previously served as the Company’s Presiding Independent Director. In connection with the appointment of Mr. Trimble as President and CEO, and as part of the Company’s ongoing effort to engender sound corporate governance best practices, the Company separated the CEO and Chairman positions. Separating these positions allows Mr. Trimble to focus on developing and implementing the Company’s business plans and supervising its day-to-day business operations, and allows Mr. Swoveland to lead the Board in its oversight and advisory roles. The Company believes that, due to the many responsibilities of the Board and the significant time and effort required by the Chairman and the CEO to perform their respective duties, having separate persons in these roles enhances the ability of each to discharge those duties effectively. In light of this leadership transition, the Board determined for the foregoing reasons that separating these positions and implementing this leadership structure is appropriate and in the best interests of the Company’s stockholders. The Company will continue to evaluate whether this leadership structure best serves the Company and its stockholders in connection with the annual election of the Chairman or as circumstances warrant.

In his former role as Presiding Independent Director and currently as Non-Executive Chairman, Mr. Swoveland has chaired the meetings of executive sessions of our independent Directors. The Non-Executive Chairman, in consultation with the CEO, establishes the agenda for each Board meeting.

DIRECTOR COMPENSATION

Compensation of our Non-Employee Directors is reviewed annually by the Committee and approved by the Board. We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting Director compensation, we consider the significant amount of time the Directors spend fulfilling their duties as well as the competitive market for skilled Directors. In addition, we recognize that our Directors are also responsible for the oversight of sixteen partnerships for which PDC is the managing general partner. No compensation is paid to employee Directors for their service on the Board.

In 2011, the Committee directly engaged Towers Watson & Co. (the “Consultant”) as the compensation consultant to review executive compensation and to conduct an annual review of the total compensation of Non-Employee Directors. Specifically, retainer fees, potential meeting fees and stock-based long-term incentives were evaluated using, as the competitive benchmark, levels of total compensation paid to the directors of the energy companies which comprise the Company’s peer group for determining 2011 executive compensation. Below is a summary of the compensation paid to our Non-Employee Directors. All Board and committee retainers are paid in quarterly installments.

Cash Compensation

Annual Board Retainer

The annual Board term begins on July 1 of each year. For the 2010-2011 and 2011-2012 Board terms, each Non-Employee Director received an annual cash retainer of $55,000 for service on the Board and for attendance at all Board meetings. The Non-Executive Chairman, whose position was created in June 2011, receives an additional cash retainer of $100,000 per year. Prior to June 2011, Mr. Swoveland received a fee as Presiding Independent Director, as noted below.

Annual Committee Retainers

Each Non-Employee Director receives an annual cash retainer for service on each committee on which he or she serves and for attendance of all meetings of each such committee. The chair of each committee receives an additional annual retainer for his or her services as chair of that committee. The following table shows the committee and additional chair retainers for the 2010-2011 and 2011-2012 Board terms.

COMMITTEE RETAINERS

	2010 – 2011 Board Term		2011 – 2012 Board Term
Committee	Committee Retainer	Additional Committee Chair Retainer	Committee Retainer	Additional Committee Chair Retainer
Audit	$10,000	$17,500	$10,000	$17,500
Compensation	6,000	6,000	10,000	10,000
Executive	5,000	N/A	N/A	N/A
Nominating and Governance	6,000	6,000	6,000	7,500
Planning and Finance	6,000	6,000	10,000	10,000

In addition:

•

A Special Committee consisting of Messrs. Crisafio, Mazza, Parke and Swoveland was created in 2008 to consider the potential repurchase of certain partnerships for which the Company is the managing general partner. In 2011, each Special Committee member was paid a fee of $1,500 for such service.

•

A sub-committee of the Audit Committee consisting of Messrs. Casabona and Crisafio, acting together or individually, reviews and approves SEC filings for the partnerships for which the Company is managing general partner. For the 2011-2012 Board term, a fee of $30,000 was paid in cash to the members of the Audit sub-committee and a stock grant equal to $25,000, vesting pro-rata over three years, was awarded to each member.

Equity Compensation

On the date of each Annual Meeting, each Non-Employee Director is awarded restricted Company stock for service on the Board. In June 2011, each Non-Employee Director received the equivalent of $125,000 (3,633 shares) in restricted stock. These shares were granted under the Company’s 2010 Long-Term Equity Compensation Plan approved by stockholders in 2010 (the “2010 LTI Plan”) and vest ratably over three years. Additionally, Mr. Crisafio and Mr. Casabona each received a one-time grant of $25,000 (781 shares) of restricted stock in July 2011, vesting ratably over three years, in recognition of their service on the sub-committee of the Audit Committee for partnership-related services.

Deferred Compensation

Each Non-Employee Director may choose to defer all or a portion of his/her annual cash compensation by participating in the Non-Employee Director Deferred Compensation Plan. All cash deferred into this program is credited with hypothetical earnings and losses as if invested in common stock of the Company. None of the Non-Employee Directors deferred cash compensation in 2011.

Company Stock Ownership Requirements

In June 2011, the Board amended its Director Stock Ownership Guidelines by increasing the Non-Employee Directors’ requirement to hold shares of stock to an amount equal to at least five times his/her annual Board retainer (previously three times annual retainer). Compliance with ownership requirements is measured annually. Qualifying shareholdings include stock owned directly and unvested restricted stock. Directors are required to comply with the ownership guidelines within five years of their election to the Board. As of December 31, 2011, all of the Directors met the current requirements under the guidelines.

The Company’s Insider Trading Policy expressly prohibits Non-Employee Directors from engaging in options, puts, calls or other transactions that are intended to hedge against the economic risk of owning Company stock.

Director Compensation

The table below summarizes the compensation paid to the Non-Employee Directors for fiscal year 2011.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Joseph E. Casabona(3)	96,000	148,455	244,455
Anthony J. Crisafio(3)(4)	107,000	148,455	255,455
Larry F. Mazza(4)	77,250	118,981	196,231
David C. Parke(4)	78,500	118,981	197,481
Jeffrey C. Swoveland(4)(5)	147,250	118,981	266,231
James M. Trimble(6)	39,000	—	39,000
Kimberly Luff Wakim	87,000	118,981	205,981

(1)

Includes annual Board retainer, regular committee and committee chair retainers, Audit sub-committee retainers, cash compensation paid for participation on the Special Committee and retainers for Presiding Independent Director and Chairman of the Board. In June 2011, the Board replaced the Presiding Independent Director position with the Non-Executive Chairman position.

(2)

As compensation for services rendered from July 1, 2011 through June 30, 2012, Non-Employee Directors were awarded $125,000 in the form of restricted stock (3,633 shares each) and the Audit sub-committee members received $25,000 worth of restricted stock (781 shares each) based on the average closing price of our common stock over the 15-day period ending ten days prior to each grant date. The actual amount reported in this table reflects the grant date fair value as computed in accordance with FASB ASC Topic 718, based on a $32.75 price per share for the June 10, 2011 grant of 3,633 shares of restricted stock to each Non-Employee Director, and a $37.74 price per share for the July 27, 2011 grant of 781 shares of restricted stock to each member of the Audit sub-committee.

(3)	Messrs. Casabona’s and Crisafio’s compensation for 2011 includes $15,000 for their participation on the Audit sub-committee and the stock grant as outlined in footnote (2) above.

(4)	Messrs. Crisafio, Mazza, Parke and Swoveland each received $1,500 in 2011 for his services on the Special Committee that evaluated partnership repurchases.

(5)

Mr. Swoveland received $13,750 for services from January through June 2011 as Presiding Independent Director and $50,000 for his services as Non-Executive Chairman of the Board from June through December 2011.

(6)	Mr. Trimble served as a Non-Employee Director until June 2011.

DIRECTOR QUALIFICATIONS AND SELECTION

The Board has adopted Director Nomination Procedures that prescribe the process the N&G Committee will use to recommend nominees for election to the Board. The Director Nomination Procedures are posted on the Company’s website. The N&G Committee evaluates each candidate based on the candidate’s level and diversity of experience and knowledge (specifically within the industry and relevant industries in which the Company operates, as well as his or her overall experience and knowledge), skills, education, reputation, integrity, professional stature and other factors that may be relevant depending on the particular candidate.

Additional factors considered by the N&G Committee include the size and composition of the Board at the time, and the benefit to the Company of a broad mixture of skills, experience and perspectives on the Board. Accordingly, one or more of these factors may be given more weight in a particular case at a particular time, although no single factor is viewed as determinative. The N&G Committee has not specified any minimum qualifications that it believes must be met by any particular nominee.

The N&G Committee identifies Director candidates primarily through recommendations made by the Non-Employee Directors. These recommendations are developed based on the Non-Employee Directors’ knowledge and experience in a variety of fields and on research conducted by PDC staff at the N&G Committee’s direction. The N&G Committee also considers recommendations made by an employee Director, employees, stockholders, and others, including search firms. All recommendations, regardless of the source, are evaluated on the same basis against the criteria contained in the guidelines. The N&G Committee has the authority to engage consultants to help identify or evaluate potential Director Nominees, but has not done so recently.

Diversity Consideration

In addition to qualities of intellect, integrity and judgment, the N&G Committee takes into consideration diversity of background, senior management experience, education, and an understanding of some combination of oil and gas marketing, finance, technology, government regulation, and public policy. The N&G Committee makes its determination in the context of an assessment of the perceived needs of the Board at that point in time. The N&G Committee evaluates all Director nominees, including nominees recommended by stockholders, using these criteria. The Director nomination process specifically includes disclosure of the diversity provided by each candidate, and diversity is considered as part of the overall assessment of the Board’s functioning and needs.

STOCKHOLDER RECOMMENDATIONS

The N&G Committee will consider Director candidates recommended by stockholders of the Company on the same basis as those recommended by other sources. Any stockholder who wishes to recommend a prospective Director nominee should notify the N&G Committee by writing to the N&G Committee at the

Company’s headquarters or by sending the information via email to board@petd.com. All recommendations will be reviewed by the N&G Committee. A submission recommending a candidate should include:

•	Sufficient biographical information to allow the N&G Committee to evaluate the potential candidate in light of the Director Nomination Procedures;

•	An indication as to whether the proposed candidate will meet the requirements for independence under NASDAQ guidelines;

•	Information concerning any relationships between the candidate and the stockholder recommending the candidate; and

•	An indication of the willingness of the proposed candidate to serve if nominated and elected.

Stockholder Nominations

Stockholders who wish to may nominate candidates for election to the Board. The Company’s By-Laws require that stockholders who wish to submit nominations of persons for election to the Board of Directors at the Annual Meeting of Stockholders follow certain procedures. The stockholder must give written notice to the Corporate Secretary at Petroleum Development Corporation, 1775 Sherman Street, Suite 3000, Denver, Colorado 80203 or may email notice to board@petd.com not later than 80 days nor more than 90 days prior to the first anniversary of the preceding year’s Annual Meeting. If the date of the Annual Meeting is more than 30 days before or more than 60 days after that anniversary date, however, for notice by such stockholder to be timely, it must be received not later than 80 days before the Annual Meeting, or within 10 days following the Company’s public announcement of the date of its Annual Meeting. The stockholder must be a stockholder of record at the time the notice is given. The written notice must set forth (1) as to each nominee, all information relating to that person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a Director if elected); (2) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (a) the name and address of the stockholder, as they appear on the Company’s books, and of such beneficial owner, and (b) the class and number of shares of the Company’s securities that are beneficially owned by such stockholder and the beneficial owner; and (3) any material interest of such stockholder and such beneficial owner in such nomination.

THE BOARD’S ROLE IN RISK MANAGEMENT

The Board seeks to understand and oversee critical business risks. Risks are considered in every business decision, including through Board oversight of the Company’s internal risk management system. For instance, a special assessment of risks (financial and otherwise) is included in every acquisition proposal to the Board. The Board realizes, however, that it is not possible or desirable to eliminate all risk and that appropriate risk-taking is essential in order to achieve the Company’s objectives.

The Board is responsible for general oversight of the risks of the Company. The P&F Committee leads this effort, primarily by overseeing risks related to the Company’s key strategic goals. Other committees, however, are active in managing the risks related to such committees’ oversight areas. For example, the Audit Committee reviews risks and related controls in areas that it considers fundamental to the integrity and reliability of the Company’s financial statements, such as counterparty risks and derivative program risks. Similarly, the Committee considers risks related to the structure and size of the Company’s compensation plans, as set out below.

We believe our Board leadership structure supports the risk oversight function. In addition to having an independent Non-Executive Chairman, an independent Director chairs each of our Board committees involved with risk oversight. There is open and continuous communication between management and our Directors, and all of our Directors are actively involved in the risk oversight function.

Compensation Risk Assessment

We do not believe the Company’s executive and non-executive compensation structure is reasonably likely to have a material adverse effect on the Company. Risk-mitigating features of our executive and non-executive compensation structure include:

•	A balance of short-term and long-term programs to ensure focus on both elements of Company performance;

•	Caps on awards payable to any individual under our bonus and performance share programs along with Committee discretion to decrease bonus payouts in the event it believes excessive risk was taken;

•	Certain bonus awards are payable over multiple years and are subject to reduction or forfeiture following a re-evaluation of performance in prior years;

•	“Clawback” provisions are included in all Named Executive Officers’ employment agreements;

•	Significant stock ownership requirements for Named Executive Officers and Non-Employee Directors;

•

A robust trading policy that prohibits executive officers from selling Company shares without first obtaining permission from the Company’s General Counsel, even during open trading windows under our Insider Trading Policy; and

•	A hedging policy that does not permit the Company to effect transactions in oil and gas derivatives on a speculative basis.

COMMUNICATION WITH DIRECTORS BY STOCKHOLDERS

Stockholders wishing to communicate with the Board or a committee of the Board may do so by writing to the attention of the Board or committee at the Company’s corporate headquarters or by emailing the Board at board@petd.com, with “Board Communication” or the appropriate Board committee indicated in the subject line.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company adopted a Code of Business Conduct and Ethics, amended and restated on April 27, 2004 and December 9, 2011 (the “Code of Conduct”), applicable to all Directors, officers, employees, agents, consultants and representatives of the Company. The Company’s principal executive officer, principal financial officer and principal accounting officer are subject to additional specific provisions under the Code of Conduct. The Company’s Code of Conduct is posted on its website at www.petd.com. In the event the Board approves an amendment to or a waiver of the provisions of the Code of Conduct, the Company will disclose the information on its website. During 2011, the Board approved a waiver regarding any potential conflict related to the service of Mr. Swoveland on the Board of Directors of Linn Energy LLC, which is posted on the Company’s website at www.petd.com. If the Board becomes aware of a potential conflict in the future, it will consider at that time whether or not to continue this waiver for Mr. Swoveland.

TRANSACTIONS WITH RELATED PERSONS

Related Transactions

From January 1, 2011 to the present, there was no transaction or series of transactions, nor any currently proposed transaction, in which the amount involved exceeds $120,000 and in which any Director, executive officer, known holder of more than five percent of the Company’s common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Policies and Procedures With Respect to Transactions with Related Persons

The Board has adopted a written policy for the review, approval and ratification of transactions that involve related parties and potential conflicts of interest. The related party transaction policy applies to each Director and executive officer of the Company, any nominee for election as a Director, any security holder who is known to own more than five percent of the Company’s voting securities, any immediate family member of any of the foregoing persons and any corporation, firm or association in which one or more of the Company’s Directors are directors or officers, or have a substantial financial interest.

Under our related party transaction policy, a related person transaction is a transaction or arrangement involving a related person in which the Company is a participant or that would require disclosure in the Company’s filings with the SEC as a transaction with a related person. The related person must disclose to the Audit Committee any potential related person transactions and must disclose all material facts with respect to such interest. All related person transactions will be reviewed by the Audit Committee. In determining whether to approve or ratify a transaction, the Audit Committee will consider the relevant facts and circumstances of the transaction, which may include factors such as the relationship of the related person with the Company, the materiality or significance of the transaction to the Company and the business purpose and reasonableness of the transaction, whether the transaction is comparable to a transaction that could be available to the Company on an arms-length basis, and the impact of the transaction on the Company’s business and operations.

ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. Copies of the Company’s SEC filings are available to the public at http://www.sec.gov and through a link from the Company’s website at www.petd@petd.com. These documents may also be viewed at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

NAMED EXECUTIVE OFFICERS

The current Named Executive Officers of the Company, their principal occupations for the past five years and additional information is set forth below.

JAMES M. TRIMBLE, 63, President, CEO and Director. See “Proposal No. 1 — Election of Directors — Continuing Directors with Term Expiring in 2013 Class III” for Mr. Trimble’s biography.

GYSLE R. SHELLUM, 60, was appointed CFO in 2008. Prior to joining the Company, Mr. Shellum served from September 2004 through September 2008 as Vice President, Finance and Special Projects of Crosstex Energy, L.P. in Dallas, Texas. Crosstex Energy, L.P. is a publicly traded Delaware limited partnership whose securities are listed on the NASDAQ Global Select Market and is an independent midstream energy company engaged in the gathering, transmission, treating, processing and marketing of natural gas and natural gas liquids. Mr. Shellum holds a BBA in Accounting from the University of Texas, Arlington.

BARTON R. BROOKMAN, JR., 49, Senior Vice President Exploration and Production, joined PDC in July 2005. Prior to joining PDC, Mr. Brookman worked for Patina Oil and Gas and its predecessor Snyder Oil from 1988 until 2005 in a series of operational and technical positions of increasing responsibility, ending his service as Vice President of Operations for Patina. Mr. Brookman holds a B.S. in Petroleum Engineering from the Colorado School of Mines and a M.S. in Finance from the University of Colorado.

DANIEL W. AMIDON, 51, General Counsel and Secretary, was appointed General Counsel and Secretary in July 2007. Prior to joining PDC, Mr. Amidon was employed by Wheeling-Pittsburgh Steel Corporation beginning in July 2004, where he served in several positions including General Counsel and Secretary. Prior to his employment with Wheeling-Pittsburgh Steel, Mr. Amidon was employed by J&L Specialty Steel Inc. from 1992 through July 2004 in positions of increasing responsibility, including General Counsel and Secretary. Mr. Amidon practiced with the Pittsburgh law firm of Buchanan Ingersoll PC from 1986 through 1992. Mr. Amidon graduated from University of Virginia, with honors, majoring in economics. He received his J.D. from the Dickinson School of Law (currently named Penn State Law).

LANCE A. LAUCK, 49, Senior Vice President of Corporate Development since January 1, 2012, joined PDC in August 2009 as Senior Vice President Business Development. Previously, he served as Vice President — Acquisitions and Business Development for Quantum Resources Management LLC from 2006 to 2009. From 1988 until 2006, Mr. Lauck worked for Anadarko Petroleum Corporation, where he initially held production, reservoir and acquisition engineering positions before being promoted to various management -level positions in the areas of acquisitions and divestitures, corporate mergers and business development. From 1984 to 1988, Mr. Lauck worked as a production engineer for Tenneco Oil Company. Mr. Lauck graduated from the University of Missouri-Rolla in 1984 with a bachelor of science degree in Petroleum Engineering.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on its review and discussions, recommends its inclusion in this Proxy Statement.

Kimberly Luff Wakim, Chair

Anthony J. Crisafio

Larry F. Mazza

David C. Parke

Jeffrey C. Swoveland

COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the Company’s compensation philosophy and the components of the Company’s compensation program, with a focus on the Named Executive Officers described above under “Named Executive Officers.”

Executive Summary

At PDC, we believe that our executive compensation program:

•	Aligns the interests of our executives with the interests of our stockholders;

•	Directly supports the Company’s strategic plan by focusing employee performance on specific financial and operational drivers;

•	Is market competitive and premised upon informed industry benchmarking; and

•	Results in executive compensation predominantly based upon the Company’s actual performance, thereby rewarding performance with pay.

In summary, our compensation program is designed to reward executives when the Company achieves its financial and operational objectives. In 2011, we experienced a change in leadership with the resignation of Mr. McCullough as CEO and Chairman and the appointment of Mr. Trimble as President and CEO. We believe that, even with these changes, we maintained the Company’s focus on core strategy and delivered on the key financial and operational results expected by our stockholders:

•	Proved reserves for year end 2011 grew by 18% to 1 trillion cubic feet equivalent (Tcfe) while the SEC discounted value (PV10) almost doubled;

•	Increased crude oil and liquids percentage to 34% of proved reserves for year-end 2011;

•	Successfully de-risked a major portion of the Company’s Niobrara acreage position in the Wattenberg Field with the drilling of multiple Horizontal Niobrara wells;

•

Executed a successful acquisitions program including the Seneca-Upshur acquisition, which brought our joint venture, PDC Mountaineer, 90,000 acres prospective for the Marcellus Shale in West Virginia, as well as other smaller acquisitions;

•	Entered the emerging Utica Shale play in southeast Ohio by acquiring rights for up to 40,000 net acres;

•

Entered into an agreement to divest our Permian Basin assets and miscellaneous properties for approximately $198 million to help fund the 2012 capital program focused in the liquid-rich Niobrara and Utica shale plays;

•	Exceeded the Company’s targets for production, reserve growth, and adjusted cash flow per share; and

•	Had stock price performance comparable to similarly-sized oil and gas companies even though stock price performance was influenced by low natural gas prices.

Key compensation outcomes and changes for 2011 included:

•	A new CEO was hired in 2011 and was provided a competitive compensation package per the terms of his employment agreement;

•	For the other Named Executive Officers, adjustments were made to their compensation to get individuals closer to market median:

•	Increased salaries by about 10% on average;

•	Increased annual incentive target bonuses moderately; and

•	Increased standard equity grants by approximately 6% on average;

•	The 2011 annual incentive plan earned 125% of target;

•	We allocated a portion of the equity grants to performance-based restricted stock; and

•	We increased the stock ownership guidelines to align with market changes, and instituted a stock retention policy until the ownership requirement is met.

General Compensation Philosophy/Objectives

Compensation is Designed to Help Achieve the Company’s Objectives

The objectives of our compensation programs are to attract, motivate and retain highly-talented executives who can ensure that the Company is able to efficiently and profitably explore for and produce natural gas and oil in a safe and environmentally conscious way. The Committee is committed to establishing a compensation package that generally establishes target total compensation at the median level for similar positions at comparable companies, but provides increased pay as a reward for above-target performance and below-median pay for performance that does not meet the target. Our programs are structured to require a commitment to performance because total compensation at the market median is not guaranteed.

Compensation is Related to Performance and is Aligned with the Company’s Strategic Plan

The total compensation packages for our Named Executive Officers are generally weighted in favor of at-risk compensation through both annual and long-term performance-based incentive pay. The Committee aligns its executive compensation decisions with the Company’s strategic plan and the financial and operational goals it believes are necessary to drive performance. As a result, each of our incentive programs links all or a portion of its payout to the Company’s performance and specific performance measures. The chart below reflects the fixed and at-risk components, as contemplated by the Committee for 2011, for each Named Executive Officer as a percentage of total direct compensation.

The following charts are not a substitute for the “Summary Compensation Table” included in this Proxy Statement, which includes amounts supplemental to total direct compensation and calculates certain components of total direct compensation differently from that shown below.

These charts demonstrate that, for 2011, the Committee targeted 78% of total direct compensation for Mr. McCullough as variable and 56% in the form of equity-based compensation, with the other Named Executive Officers having approximately 70% of their compensation as variable and 51% of their compensation in the form of equity-based compensation. This excludes the value of any acquisitions bonus for Mr. Lauck or any special awards during the year. Mr. Trimble’s total direct compensation for 2011 is not accounted for above because he was hired as President and CEO in June 2011 after total direct compensation was determined for the other Named Executive Officers and because his compensation was determined through the negotiation of his employment agreement. In 2012, we expect that his total direct compensation structure will be more similar to that set forth above.

Total Compensation Should Be Competitive and Encourage Retention of Executives

We have structured our total compensation package to be comparable with the peer group, as described below, but we do not generally offer above-market pay except when performance targets have been exceeded. The Committee benchmarks each element of total direct compensation (which includes base salary, annual and long-term incentives) and the mix of compensation (cash versus equity) as compared with the peer group. We generally target base salary and total compensation at the median of the peer group for median performance in order to remain competitive for executive talent and to retain our current executive leadership. In addition, to encourage retention, long-term incentives may be forfeited in the event an executive voluntarily terminates employment.

Incentive Compensation Balances Short-Term and Long-Term Performance

Our compensation programs are designed to maintain a balance between rewarding the achievement of short-term or annual results and ensuring the Company’s long-term growth and success. To this end, a mix of annual and long-term incentives is allocated in a manner generally consistent with the peer group of companies. The Committee also considers what it believes to be the appropriate balance of risk in each program. Participation in both the annual and long-term incentive programs increases at higher levels of responsibility, as executives in these leadership roles have the greatest influence on the Company’s strategic direction and results over time.

Peer Groups and Survey Data Help Establish Target Total Compensation and Define Competitive Levels of Performance

Each year the Committee reviews the composition of a peer group of companies to help establish target total direct compensation for each executive. In its review, the Committee considers with respect to each potential peer company its size, scope and nature of business operations, ownership structure, prior financial performance and current financial scope including market capitalization, enterprise value, revenue, EBITDA, capital expenditures and assets. The Committee then assesses whether changes to the peer group are warranted based on changes in size and/or operations of the peer company, changes in size and operations of the Company, and other factors that may make a peer company no longer comparable. The Committee refined the composition of the peer group for determining compensation levels in 2011 as shown below.

COMPANY	2010	2011
ATP Oil & Gas Corporation	x
Berry Petroleum Company	x	x
Bill Barrett Corporation	x	x
Brigham Exploration Company		x
Cabot Oil & Gas Corporation	x
Carrizo Oil & Gas	x	x
Comstock Resources	x	x
Concho Resources Inc.	x
Exco Resources, Inc.		x
Forest Oil Corporation		x
Goodrich Petroleum Corporation	x	x
Penn Virginia Corporation		x
Petroquest Energy, Inc.	x	x
Quicksilver Resources Inc.		x
Resolute Energy Corporation		x
Rosetta Resources Inc.	x	x
SM Energy Company	x
Stone Energy Corporation	x	x
Swift Energy Company	x	x
Venoco Inc.	x	x

The Committee also uses proprietary survey benchmarking data from a broader sample of comparably-sized oil and gas companies in order to provide an additional market perspective. The Committee uses both the peer and survey benchmarking data to establish a dollar level for target total direct compensation for each executive at approximately the market median.

Compensation Should Be Tax-Deductible to the Extent Possible

The Committee considers the impact of the applicable tax laws with respect to compensation paid under the Company’s plans, arrangements and agreements. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) disallows, with certain exceptions, a federal income tax deduction for annual compensation over $1 million paid to any covered employee. The covered employees are the principal executive officer and the three most highly-compensated named executive officers other than the principal executive officer and principal financial officer. An exception to the deduction limit is provided under Code Section 162(m) for performance-based compensation paid pursuant to stockholder-approved plans that meet certain criteria.

Elements of our executive compensation program are designed to be performance-based, such as stock options, SARs and performance-based equity awards issued under the Company’s 2004 and 2010 Long-Term Incentive (“LTI”) Plans. Other aspects of our executive compensation program do not qualify as performance-

based, such as time-based restricted stock and the Company’s annual incentive bonus program. It is our intent to maximize our income tax deductions by qualifying compensation paid to our top executives as performance-based compensation under Code Section 162(m) where practicable under our compensation policies. The Committee nonetheless may approve compensation that may not qualify for the compensation deduction if, in light of all applicable circumstances, the Committee believes that it would be in our best interests to exercise our discretion for such compensation to be paid. For example, in the case of the annual incentive bonus program, the Committee prefers to maintain the ability to exercise discretion in evaluating Company and participant performance. The Committee will continue to monitor its position on the impact of Code Section 162(m) on the Company’s executive compensation programs.

Section 409A of the Code provides that all amounts deferred under a nonqualified deferred compensation plan are currently included in gross income and are subject to an additional 20% income tax, to the extent not subject to a substantial risk of forfeiture and not previously included in gross income, unless certain requirements are met. We have designed or amended our plans and programs with the intent that they either be exempt from or comply with Code Section 409A.

Executives and Directors Are Required to Own Stock

Consistent with the goal of driving long-term value creation for stockholders, and in order to discourage undue risk-taking, the Company’s stock ownership guidelines require significant stock ownership by the Named Executive Officers and Directors. In 2011, the Company increased its ownership guidelines for our executives from three times base salary to five times base salary for the CEO and from two times base salary to three times base salary for all other Named Executive Officers. Named Executive Officers are expected to achieve compliance with the ownership guidelines within five years of their appointment as a Named Executive Officer but are not required to purchase stock to meet these guidelines. The net shares acquired through incentive compensation plans (through the exercise of stock options, SARs, the vesting of restricted stock or performance shares) must be retained if the Named Executive Officer has not satisfied his targeted ownership. An executive’s failure to meet the stock ownership guidelines may influence an executive’s future mix of cash and non-cash compensation awarded by the Committee. Executives are not permitted to pledge their shares or invest in derivatives involving Company stock. Ownership is reviewed at least annually when compensation decisions are made.

As of December 31, 2011, all of the Named Executive Officers met the guidelines requirements except Mr. Trimble, who was new to the position of CEO. The stock holdings relative to their 2011 stock ownership guidelines requirements are set forth below.

STOCK OWNERSHIP GUIDELINES

Name/Year of Executive Status	Stock Ownership Guidelines	Number of Shares Required To Own*	Number of Qualifying Shares Owned*
James M. Trimble (2011)	5x Base Salary	88,302	71,428
Gysle R. Shellum (2008)	3x Base Salary	26,702	35,104
Barton R. Brookman (2008)	3x Base Salary	26,702	61,672
Daniel W. Amidon (2007)	3x Base Salary	23,312	34,343
Lance A. Lauck (2009)	3x Base Salary	22,464	44,833

*	Using the average closing stock prices for the month of December 2011 of $35.39.

Qualifying stockholdings include stock owned directly, shares held in the Company’s 401(k) and Profit Sharing Plan, and unvested time-based restricted stock as of December 31, 2011. Stock options, SARs and performance-based awards are not qualifying stockholdings for purposes of the stock ownership guidelines. For a description of the stock ownership guidelines applicable to our Non-Employee Directors, please see “Director Compensation — Company Stock Ownership Requirements.”

Compensation Process — Making Executive Compensation Decisions

Determining Target Total Direct Compensation

The Committee determines the target total direct compensation for Named Executive Officers by establishing base salaries and setting long-term and annual incentive compensation targets. When appropriate, the Committee also approves special awards and modifies perquisites. The Committee typically establishes target total direct compensation in the first quarter of each year. When determining target total direct compensation, the Committee considers the following:

•

Market median target total direct compensation (base salaries, bonus targets and payouts and long-term incentives) information for the peer group, as disclosed in peer proxies, and other applicable survey data;

•	Individual performance and areas of responsibility relative to the market data;

•	Compensation of other executive officers in the Company; and

•	The CEO’s compensation recommendations with respect to his direct reports.

The Committee’s view is that an executive’s target compensation should reflect the current market value of his or her services. For a Named Executive Officer who has performed well in the prior year, the predominant factor in determining target total direct compensation for the current year is the market median target total direct compensation for that position. In considering the mix of cash and long-term incentives, the Committee may adjust the amount and type of each component to generally target total direct compensation at the market median. When recruiting a new executive, the Company may be required to pay above market median to attract an individual. Over time, performance will determine actual pay and target pay will be adjusted toward the median.

Annual and Long-Term Incentive Programs

The Committee annually approves plan design, including performance metrics and target payout, for annual and long-term incentive programs. These deliberations, which usually start with recommendations from management and involve discussions among the Committee, management and the Consultant, usually span numerous meetings before a design is approved. With respect to equity programs, the Committee also considers cost of awards, dilution and burn rates. For performance-based equity awards, at the end of the performance period, the Committee certifies the level at which the performance measures were satisfied and approves the amount of incentive award payable to each Named Executive Officer.

Total Compensation Summaries

The Committee is annually provided various summaries for each Named Executive Officer designed to provide a full picture of the executive’s compensation history, as well as all compensation payable upon his or her termination of employment and upon a change of control. These summaries, some of which are outlined in this Proxy Statement, include:

•	Three-year or longer history of base salary, annual incentive targets and awards and perquisites;

•	Three-year or longer history of long-term incentive awards, including realized gains and potential gains on unexercised or unvested awards for the most recent fiscal year; and

•

A summary showing the value of compensation and other severance benefits due to each Named Executive Officer under his employment agreement under various termination scenarios, both before and after a change of control of the Company.

Role of the Compensation Consultant

The Committee has the sole power to hire, terminate and approve fees for advisors, consultants and agents as it deems necessary to assist it n the fulfillment of its responsibilities. The Consultant has been directly engaged by the Committee for approximately seven years. The Consultant provides the Committee with market data and observations regarding executive officer compensation programs and practices, including specifically:

•	Peer group identification and assessment;

•	Compensation benchmarking;

•	Advice and market insight as to the design, payout alternatives and performance measures for annual and long-term incentives;

•	Advice and market insight on other aspects of compensation (e.g., employment contracts, perquisites, etc.); and

•	Marketplace compensation trends in the Company’s industry and generally.

The Consultant does not make recommendations on or approve the amount of compensation of any Named Executive Officer. The Committee may request information or advice directly from the Consultant and may direct the Company to provide or solicit information from the Consultant. The Consultant regularly interacts with representatives of the Company and periodically with the CEO. The Consultant attends meetings of the Committee when requested. The Committee reviews the engagement of its independent compensation consultant on an annual basis and as a part of that process reviews a summary of all services provided by the Consultant and related costs. In 2011, the Consultant did not perform any other material services for the Company, did not have any business or personal relationships with the Committee members, and maintained policies and procedures designed to avoid conflicts of interest.

Role of Management in Determining Executive Compensation

Our CEO plays a significant role in the Committee’s establishment of compensation levels for our other Named Executive Officers. The most significant aspects of his role in the process are:

•	Assessment of his own performance and evaluating the performance of the other Named Executive Officers;

•	Recommending quantitative and qualitative performance measures under our annual incentive program;

•	Providing feedback on proposed peer group changes;

•	Recommending base salary levels, annual incentive targets, actual annual incentive awards and long-term incentive awards for the other Named Executive Officers; and

•	His assessment of the Company’s performance for the year with respect to achievement of performance measures under the annual incentive program.

The Company also employs an individual as a consultant to support us in managing our compensation process and coordinating the preparation of certain materials for Committee meetings.

At the Committee’s request, our Named Executive Officers may also assess the design of or make recommendations related to our compensation and benefit programs. The Committee, with input from the Consultant, determines each element of compensation for the CEO and, with input from the Consultant and the CEO, determines each element of compensation for the other Named Executive Officers. The CEO is not present during voting or deliberations concerning his own compensation.

The Committee considers the results of the non-binding “say-on-pay” vote of our stockholders concerning the compensation of our Named Executive Officers. At our 2011 Annual Meeting of Stockholders, an overwhelming majority of the votes cast approved the compensation of our Named Executive Officers. Accordingly, the Committee concluded that our executive compensation programs are generally in line with the expectations of our stockholders, and did not make any material changes to our executive compensation programs for 2011 in response to the “say-on-pay” results.

Components of the Company’s Compensation Program

Our Named Executive Officers’ 2011 compensation consisted principally of the following components, in addition to plans and programs in which all of our full-time employees participate, such as health and welfare benefit plans:

COMPENSATION ELEMENTS
Compensation Element	Key Features	Purpose

Base Salary

• Base salaries are targeted at the median of the market.

• Adjustments are made on an annual basis based on an individual’s performance, pay relative to the market, changes in responsibility and internal equity.

• To provide a minimum, fixed level of cash compensation upon which our executives can rely.

INCENTIVE COMPENSATION

Cash Incentive

• Annual cash incentive payments are based on attainment of Company and individual performance goals.

• Company performance goals are based on measurable financial and operational metrics.

• Individual performance goals are linked to key business priorities and may include both financial and non-financial goals.

• Committee maintains discretion to adjust awards as appropriate.

• Mr. Lauck is also eligible for a bonus tied to achievement of specific acquisition based results on an annual basis.

• To motivate and reward executives to produce strong financial and operational results.

• To provide a competitive reward opportunity that attracts, retains and motivates our executives.

• The special acquisition bonus program for Mr. Lauck is intended to align with the Company’s specific strategy to grow the Company through acquisitions. This program was eliminated for 2012.

Equity Awards

• Long-term incentive values are delivered through multiple vehicles — restricted stock, stock options, SARs and performance shares.

• Long-term incentives, when added to total cash compensation, are targeted at the median of the market with the possibility to earn more or less than the median based on Company performance.

• To retain executives and align their long-term interests with those of stockholders.

• To provide a mix of equity awards that focuses executives on the long-term growth of our stock price but does not encourage excessive risk-taking.

• Restricted stock is an important retention tool and ties executives to stockholders as the value of restricted stock is always equal to the current value of the stock.

• Stock options/SARs reward executives through increases in stock price and are believed to focus executives on taking reasonable actions to increase stock price over the long-term.

• Performance share awards promote both the long-term growth of our stock price and stock performance that exceeds our peers.

COMPENSATION ELEMENTS
Compensation Element	Key Features	Purpose

OTHER COMPENSATION

Retirement Plans	• Executives participate in our broad-based 401(k) and profit sharing plan under which all employees are eligible to make contributions in a tax-deferred vehicle and receive Company contributions.	• To provide a level of retirement income for all employees, including executive officers, and allow employees to build financial security for their retirement.

• The Company matches dollar-for-dollar up to 10% of the employee’s compensation, then matches 20% of the employee’s contributions over the 10% amount up to the IRS maximum limits.

• The Company does not provide any supplemental retirement benefit to any current executives. Mr. McCullough received a contractual benefit as outlined in the description of his termination package below.

Health and Welfare Benefits

• Executives participate in our broad-based health and welfare benefit programs at the same contribution amounts, percentages and plan design provisions as are applicable to all employees.

• Executives are provided up to 13 weeks of short-term disability at full pay. Under the terms of their Employment Agreements, Messrs. McCullough and Amidon are entitled to annual premium payments for long-term disability insurance and life insurance policies up to $1 million.

• Neither Mr. McCullough nor Mr. Amidon sought reimbursement for additional life insurance or disability benefits in 2011. They were provided these benefits at the time of their initial employment because the Committee did not believe that the Company’s benefit programs were adequate to cover these events at the time. Mr. McCullough resigned in June 2011.

Perquisites	• The Company provides modest perquisites to executives which include the following: car allowance for business and personal use and club dues.	• To provide personal benefits that are modest yet competitive with the perquisites provided to similarly situated executives.

Severance

• Executives are contractually entitled to cash severance payments upon certain termination events and a change of control of the Company. A full description of these benefits is included in this Proxy Statement.

• To attract and retain executives in a volatile and consolidating industry.

• To ensure executives act in the best interests of stockholders during a change of control.

• To provide transitional income following termination of employment.

2011 Compensation Decisions

Base Salary

After reviewing the market data provided by the Consultant and considering the other factors discussed above, we adjusted the base salary of each of our Named Executive Officers for 2011 to approximate the median of the market. See details in the “Summary Compensation Table.”

Annual Cash Incentives

Each year, we approve a target annual cash incentive award for each Named Executive Officer. These target awards are expressed as a percentage of base salary and generally produce, when combined with long-term incentives, total target compensation near the median of the peer group. Actual awards can range up to 200% of these targets based on the achievement of Company and individual goals. For 2011, we approved target incentive awards as follows:

Named Executive Officer	% of Base Salary
James M. Trimble / Richard W. McCullough	100%
Gysle R. Shellum	65%
Barton R. Brookman	65%
Daniel W. Amidon	65%
Lance A. Lauck*	65%

*

This represents the target bonus percentage for the year that is not related to acquisitions. Mr. Lauck is eligible for a total bonus of up to 200% of his base salary (inclusive of his annual incentive award) in the event of successful acquisitions as described below.

2011 Performance Metrics

In 2011, we established targets for the corporate performance metrics based on our 2011 budget targets and individual goals for each of our Named Executive Officers that align with our strategy for the Company. To provide the Committee the flexibility to adjust for and react to economic events such as dramatic changes in commodity prices or volatile capital markets, we prefer not to rely solely on a formulaic approach based on pre-established thresholds that result in automatic payouts. The Committee always retains discretion to adjust actual awards as it views appropriate given circumstances at the time of award. We used the following five quantitative financial and operational metrics in 2011 to measure corporate performance.

Financial Metrics (50%)*

Adjusted Cash Flow per Share	Net income plus/minus change in operating assets and liabilities per share.

Capital Efficiency	Adjusted EBITDAX for the year divided by production divided by three years’ average finding and development cost per unit.

Operational Metrics (50%)*

Operating and G&A Expense	The sum of total lease operating expense, exploration general and administrative expense and corporate general and administrative expense (G&A) divided by Mcfe (mcf equivalent for gas and oil).

Reserve Replacement Ratio (3-year average)	The sum of 2009, 2010 and 2011 extensions and discoveries, revisions in previous estimates and purchase of reserves divided by the sum of 2009, 2010 and 2011 production.

Production	Actual production volume for the year.

*

A reconciliation of the items above to Generally Accepted Accounting Principals (“GAAP”) can be found in our quarterly investor relations material posted on our website at http://investor.petd.com/presentations.cfm.

Following the end of the fiscal year, the Committee determines annual incentive payments as follows:

•	An overall corporate performance rating is determined for the annual quantitative financial and operational metrics; 50% is based on financial metrics and 50% is based on the operational metrics;

•	The Committee may apply other subjective considerations in the final determination of the corporate performance rating (e.g., business conditions, stock price performance, etc.); and

•

Individual awards are determined by multiplying the overall corporate performance rating by the individual’s annual incentive target and base salary. Generally, executives are expected to achieve their individual performance goals; however, individual awards may be adjusted downward or upward at the Committee’s discretion. Such adjustments are anticipated to have a maximum range of 20%, based on achievement of individual performance objectives.

2011 Actual Results

Upon completion of the fiscal year, we reviewed the Company’s performance on the quantitative financial and operational measures described above. The Company established two targets, one assuming the Company was successful in making acquisitions (Revised Target) and one assuming the Company was not successful (Original Target). Because the Company was successful, the Committee used the Revised Target for determining the bonus award level. Actual results for 2011 were approved by the Committee as follows:

Corporate Performance Metric	Original Target	Revised Target	Results	Performance
Financial Metrics (50%)
Adjusted Cash Flow per Share	$6.72	$7.08	$7.42 adj ($7.09)	Above Target
Capital Efficiency	220%	228%	209% adj (199%)	Below Target
Operational Metrics (50%)
Operating and G&A Expense per Mcfe	$2.90	$2.80	$2.80 adj ($3.02)	Target
Reserve Replacement Ratio (3-year average)	280%	315%	342% adj (349%)	Above Target
Production (Bcfe)	44.9	46.4	47.5*	Above Target

*	Production includes 2011 production for Permian production, the sale of which was announced in December 2011, and closed in 2012.

In evaluating the results, the Committee adjusted the above Revised Targets to remove the G&A effect of unanticipated employee severance costs, litigation settlements, and certain acquisition costs. In determining its final performance metric evaluation, the Committee considered the following:

•	Adjusted Cash Flow (as adjusted) was well above target as a result of higher than targeted production and higher oil prices, offset somewhat by lower than expected natural gas prices;

•

Capital Efficiency (as adjusted), on a three-year average, was below target primarily due to the high cost of finding in 2009, the increased cost of completions in 2011, and the Seneca-Upshur acreage acquisition. 2011 finding and development cost was exceptionally good at $2.27 per Mcfe for the year;

•	Operating and G&A expense (as adjusted) was at target for the year, with G&A expenses above target and operating expenses below target;

•	Reserve Replacement Ratio (as adjusted) was above target, primarily due to drilling and workover success exceeding projections in both the Wattenberg and Marcellus programs; and

•	Production was above target primarily because of better than expected results in the Niobrara and Marcellus plays.

The Committee also considered that management successfully executed on its other goals, taken as a whole for the year, such as divestitures of the Company’s Permian Basin assets and other miscellaneous properties, successful acquisitions, including the Seneca-Upshur Marcellus acquisition, building and enhancing the Company’s leadership team and improving its environmental, health and safety function.

Overall, we determined that the Company performed well on the financial metrics and the operational metrics and that the management team executed well on its other goals. As a result, after reviewing the 2011 results with a focus on the above-mentioned factors, the Committee determined that an overall corporate performance rating of 125% should be applied to each Named Executive Officer’s annual incentive award target. The Committee also considered the strong performance of Mr. Trimble as well as his employment agreement in awarding his bonus for the year. No bonus was paid to Mr. McCullough since he was no longer employed at the time of payment. Actual bonus amounts paid for 2011 performance reflected in the “Summary Compensation Table” are as follows:

Named Executive Officer	2011 Annual Bonus Amount
James M. Trimble	$782,000
Gysle R. Shellum	256,000
Barton R. Brookman	256,000
Daniel W. Amidon	224,000
Lance A. Lauck	215,000	*

*	Excludes Mr. Lauck’s acquisitions bonus described below.

2011 Acquisitions Bonus to Mr. Lauck

In addition to his annual incentive bonus described above, Mr. Lauck was eligible to receive a special bonus in the event of the completion of successful acquisitions in a given year, as determined by the Committee. This program was put in place to incent value-added growth through acquisitions as part of the Company’s five-year business plan. In determining the amount of Mr. Lauck’s award, the Committee considered asset acquisitions, asset trades, joint ventures/drill to earn transactions and corporate mergers that achieve the following:

•	Are consistent with the Company’s five-year plan;

•	Support the majority of the Company’s five annual corporate performance metrics described above;

•	Bring an inventory of new capital development opportunities for reserve and production growth;

•	Project to be accretive to cash flow and earnings per share at least by the second year; and

•	Utilize the technical and financial strengths of the organization.

The amount of Mr. Lauck’s bonus is based on a mix of quantitative and qualitative factors, but payments made, if any, are discretionary. In determining his acquisition bonus for 2011, the Committee considered how PDC’s 2011 acquisition program achieved the desired results outlined above. The value that acquisitions bring to the Company is based on a number of factors, including reserve cost/Mcfe, accuracy of anticipated production curves, capital costs and drilling pace, operating costs, etc., that are not entirely known by the Company at the time of acquisition. To account for these factors, Mr. Lauck’s acquisition bonus is paid over two years. Half of the bonus is paid in the first quarter of the year following the year in which the transaction occurred, based upon the initial projections in the year of the transaction. The remaining amount is paid in the first quarter of the following year based on a post-transaction look-back evaluation of the transaction, updated for actual results. To avoid placing too much emphasis on this program as a part of Mr. Lauck’s overall compensation package, the most he can receive under the annual incentive plan and acquisitions bonus in the aggregate for a given year is 200% of his base salary.

For 2011 target compensation, the Committee established an acquisition bonus pool of $530,000 based on a percentage of the total economic value to the Company of the Seneca-Upshur acquisition, as determined by the Committee. This bonus pool was determined using 0.1% to 0.3% of the economic value added from the acquisition. After reviewing the successful results of this acquisition, the Committee awarded Mr. Lauck $265,000 (50% of the acquisition bonus pool), of which $132,500 was paid in the beginning 2012 and the remaining $132,500 will be paid in 2013 contingent upon the Committee’s review of the post-transaction look-back evaluation of the transaction.

In 2012, the Committee elected to eliminate the acquisitions bonus and treat Mr. Lauck’s compensation comparably to that of the other Named Executive Officers. The Committee did this to recognize Mr. Lauck’s broader corporate responsibilities over the past year and to de-emphasize his focus on acquisitions. His compensation package was accordingly adjusted to compensate him similarly to other Named Executive Officers.

Long-Term Incentives

The Committee uses a combination of grants of restricted stock, stock options, stock appreciation rights (“SARs”) and performance shares in its mix of long-term incentives. While the Committee considers long-term incentives as primarily forward-looking, the Committee does consider the Named Executive Officer’s performance in the prior year in determining the size of the awards. Generally, the Committee considers competitive market data, previous equity awards, equity ownership levels of the Named Executive Officers and the mix of cash/equity compensation levels that is necessary to place our Named Executive Officers at the median of the latest available compensation data for total direct compensation (base salary, bonus and LTI combined).

Over the past three years, the Committee has modified the mix of long-term incentives to be more competitive with our peers and to create a more performance-driven approach that better aligns the interests of our Named Executive Officers with the interests of our stockholders. In 2011, the Committee implemented a performance share program ensuring that, when combined with the SAR grant, half of an executive’s long-term incentive award would be performance-based. For 2011, the Committee granted a mix of 50% time-based restricted stock, 25% SARs and 25% performance shares. The performance shares may be earned at the end of a three-year performance period upon the achievement of specific total shareholder return (“TSR”) levels relative to a group of peers. The time-based restricted shares and SARs vest ratably over three years.

The Committee typically makes equity grants in the first quarter of the year, but it may make equity grants to Named Executive Officers at any time during the year. The Committee does not coordinate the timing of equity grants with the release of material non-public information. If in possession of such information, the Committee does not take such information into account when determining whether or in what amounts to make such grants.

The table below shows the long-term incentive grants approved for 2011 for each Named Executive Officer.

Long-Term Incentive Grants
	2011 Grants**
Name	Restricted Stock	SARs	Performance Shares
Richard W. McCullough	14,928	12,992	5,571
Gysle R. Shellum *	5,865	5,104	2,189
Barton R. Brookman	5,865	5,104	2,189
Daniel W. Amidon	4,799	4,176	1,791
Lance A. Lauck	4,799	4,176	1,791

*	In addition, Mr. Shellum received a special restricted stock grant of 7,000 shares as described below under “Special Equity Grants.”

**	Mr. Trimble was hired in June of 2011 and received one-time grant of 58,122 shares of restricted stock as part of his employment package as described below under “Special Equity Grants.”

The FASB ASC Topic 718 values for the 2011 grants are reflected in the “Summary Compensation” and “Grants of Plan-Based Awards” tables.

2011 Performance Share Program

Under this program, Named Executive Officers will receive shares of stock based on the Company’s TSR over the performance period from January 1, 2011 through December 31, 2013, as ranked among the comparably-measured TSR of the applicable peer group. The peer companies selected by the Committee for measuring relative TSR are identical to the compensation benchmarking group for 2011, with the following exceptions:

•	Concho Resources Inc. was excluded because it is no longer comparable due to its growth in size;

•	Penn Virginia Corporation was added, as the sale of its coal operation makes it more similar in size and scope of operations to the Company; and

•	ATP Oil & Gas Corporation, Stone Energy Corporation and Swift Energy Company were eliminated because, unlike PDC, they have significant operations in the Gulf of Mexico.

The Committee believes that the peer group appropriate for measuring relative stock price performance may be different from the peer group the Company is competing with for executive talent. We do, however, try to use the same companies whenever possible.

The TSR for the Company and each of the peer companies is determined by dividing (1) the Company’s average share price for the last twenty business days of the performance period, minus (2) the Company’s average share price for the twenty business days preceding the beginning of the performance period, plus (3) dividends (cash or stock based on ex-dividend date) paid per share of Company common stock over the performance period, divided by (4) the Company’s average share price for the twenty business days preceding the beginning of the performance period.

At the end of the performance period, payout can range from 0% — 200% of the target award as follows:

Company TSR Ranking Among Peers	Payout Levels as % of Award
Top	200%
75th Percentile	150%
Median	100%
25th Percentile	50%
Below 25th Percentile	0%

If performance falls between the percentiles, payout levels are adjusted accordingly. In addition, if the Company has negative TSR for the performance period, the maximum award that can be paid out under the program is 100%, regardless of relative performance.

For a description of what happens in the event of termination of the executive or a change in control of the company prior to the end of the performance periods, see “Potential Payments Upon Termination or Change in Control” below.

Special Equity Grants

From time to time, the Committee approves special grants which typically take the form of restricted stock, although other types of awards may be made when appropriate. Special grants are typically considered:

•	In connection with promotion where more stock exposure is desired;

•	To recognize extraordinary achievement;

•	When the survey data demonstrates a significant deviation from market total direct compensation for the comparator group;

•	When an executive is considered “at risk” and special retention measures are necessary; or

•	As part of a new hire package for an executive.

In March 2011, the Committee awarded a special retention grant to Mr. Shellum. The compensation packages of chief financial officers have typically been more generous than the Company’s in recent years. As CFO, Mr. Shellum is critical to the Company’s business plan and, to ensure the retention of Mr. Shellum as CFO, a restricted share grant of 7,000 shares vesting ratably over five years was awarded.

In addition, Mr. Trimble received a grant of 58,122 restricted shares as part of his employment package as described below. These shares vest ratably over three years.

Agreements with Named Executive Officers

Employment Agreements with Named Executive Officers

The Committee believes that severance protection can play a valuable role in attracting, motivating and retaining highly talented executives. The Committee also believes that having an existing agreement in place is preferable to negotiating an exit package at the time of a Named Executive Officer’s departure. Accordingly, the Company provides such protections for the Named Executive Officers under their employment agreements which are described in detail under “Potential Payments Upon Termination or Change in Control.” The Committee considers these protections to be an important part of an executive’s compensation and consistent with competitive practices in the oil and gas industry.

Termination Prior to a Change of Control

The Committee believes that an important part of attracting and retaining executives is offering transitional income in the event an executive is terminated by the Company without cause, or in the event the terms of his employment change significantly enough to warrant a “good reason” for the executive to terminate employment. This also gives the Company the flexibility to make decisions regarding organizational issues with agreed-upon severance terms.

Change of Control

The Committee believes that the occurrence, or potential occurrence, of a change-of-control transaction may create uncertainty regarding continued employment. This uncertainty results from the fact that many change-of-control transactions result in significant organizational changes, particularly at the senior executive level. Change-of-control benefits are intended to encourage executive officers to remain employed with the Company during an important time when prospects for continued employment are often uncertain and to provide a measure of financial security prior to and after a change of control. Moreover, the Committee believes that the amounts to be paid under the change-of-control agreements ensure that the interests of the executives will be materially consistent with the interests of the Company’s stockholders when considering corporate transactions. The current contracts only provide benefits in the event an executive is terminated by the acquiring Company “without cause” or by the executive for “good reason.” The agreements do not provide tax gross-up benefits for any excise taxes as a result of the change of control. The Committee believes that this structure strikes a proper balance between the incentives and the hiring, motivating and retention effects described above, without providing excessive benefits to executives upon a change of control. This structure may also be attractive to potential acquiring companies, which place significant value on retaining members of the executive team for some transition period.

Employment Agreement with Mr. Trimble

In 2011, the Company entered into an employment agreement with Mr. Trimble to serve as President and CEO of the Company. The initial term of his agreement is through June 30, 2013 and can be extended if mutually agreeable to both parties. Under his employment agreement, Mr. Trimble received an initial annual base salary of $625,000, the opportunity to earn an annual performance bonus each year, which for 2011 was targeted at 100% of his base salary, and a $225,000 signing/relocation bonus to cover all hiring and relocation expenses (subject to applicable federal/state taxes). In addition, Mr. Trimble was awarded 58,122 restricted shares that vest ratably over three years, provided that he remain an employee or Director of the Company. In the event that Mr. Trimble should leave the Company’s service after June 2013, the unvested portion of the restricted stock award will immediately vest. Mr. Trimble did not receive any supplemental executive retirement plan (SERP) or similar arrangement. All provisions of the employment agreement are similar to those of the other Named Executive Officers’ employment agreements, including one-year non-compete and non-solicitation provisions and no supplemental executive retirement benefits except for the following:

•

In the event Mr. Trimble’s employment is terminated by the Company without cause or for “good reason,” as defined in his employment agreement, the payment to Mr. Trimble will be equal to his base salary and target bonus through the remainder of the contract term, plus up to eighteen months of health care insurance coverage; and

•

In the event Mr. Trimble is terminated without cause or for “good reason” following a change of control of the Company, as defined in his employment agreement, the payment to Mr. Trimble will be equal to his base salary and target bonus through the remainder of the contract term or a minimum of one year’s base and target bonus, whichever is greater, plus up to eighteen months of health care insurance continuation coverage.

Termination Agreement with Mr. McCullough

On June 10, 2011, Mr. McCullough resigned from his position as CEO and Chairman of the Board of Directors. In connection with his resignation, Mr. McCullough received those benefits set forth under his employment agreement, which included:

•	Separation compensation in the amount of $4,125,000, less required withholdings;

•	Any accrued and unpaid compensation for periods on or prior to the termination date, including earned but unused vacation pay through date of termination;

•	Expense reimbursement for periods on or prior to the termination date;

•	His vested account balance under the Company’s 401(k) and Profit Sharing Plan;

•	Medical and dental insurance continuation coverage for three years;

•	Immediate vesting of any unvested Company stock options, stock appreciation rights and restricted stock; and

•

Shares representing the vested portion of his 2008 and 2009 performance share awards, as determined by the Committee. Under the 2008 Plan, no shares had been earned. Under the 2009 Plan, 40% of the shares had been earned.

In addition, under the terms of his employment contract, Mr. McCullough was eligible for a non-qualified supplemental retirement benefit upon termination equal to $300,000 (undiscounted), paid over ten years at $30,000 per year beginning in June 2012. Mr. McCullough was credited with years of service only for time actually worked at the Company. His employment agreement also included a one-year non-compete and non- solicitation provision and standard confidentiality and nondisparagement provisions.

The following tables contain information concerning the compensation of the Company’s Named Executive Officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Options / SAR Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Nonqualified Deferred Compensation(5) ($)	All Other Compensation(6) ($)	Total Compensation ($)
James M. Trimble	2011	336,539	1,007,000	1,903,496	—	—	—	40,384	3,287,419
President and CEO(7)

Richard W. McCullough	2011	253,844	—	982,157	327,658	—	67,687	4,197,233	5,828,579
Former CEO and Chairman(8)	2010	550,000	825,000	1,064,753	336,419	—	38,914	87,793	2,902,879
	2009	450,000	315,500	382,961	—	472,500	36,712	175,326	1,832,999

Gysle R. Shellum	2011	315,000	256,000	693,539	128,723	—	—	48,015	1,441,277
CFO	2010	275,000	264,000	356,286	112,577	—	—	47,589	1,055,452
	2009	235,000	86,625	—	—	123,375	—	85,064	530,064

Barton R. Brookman	2011	315,000	256,000	385,889	128,723	—	—	40,739	1,126,351
Senior Vice President Exploration and Production	2010	290,000	270,000	348,099	109,992	—	—	33,262	1,051,353
	2009	270,000	93,250	180,568	—	141,750	—	30,025	715,593

Daniel W. Amidon	2011	275,000	224,000	315,743	105,319	—	—	57,434	977,496
General Counsel and Secretary	2010	260,000	229,000	327,618	103,521	—	—	159,396	1,079,535
	2009	245,700	86,008	131,431	—	128,993	—	50,399	642,531

Lance A. Lauck	2011	265,000	480,000	315,743	105,319	—	—	40,762	1,206,824
Senior Vice President Business Development(9)	2010	235,000	330,500	446,087	97,050	—	—	40,670	1,149,307
	2009	73,556	39,375	269,707	—	25,625	—	7,031	415,294

(1)	This column represents the non-formulaic based amounts paid under the Company’s annual incentive bonus plan with the following exceptions:

(a)	2011 amount for Mr. Trimble includes $782,000 annual incentive bonus and a $225,000 hiring bonus;

(b)

2011 and 2010 amounts for Mr. Lauck include $282,000 and $176,000, respectively, of annual incentive bonus, and $265,000 and $154,500, for the special acquisitions bonus that was earned in 2011 and 2010, of which 50% was paid immediately and 50% was deferred for one year and conditioned upon confirmation of the acquisition results by the Committee in its sole discretion. For a description of the acquisitions bonus, see “2011 Acquisitions Bonus to Mr. Lauck” under “Compensation Discussion and Analysis;” and

(c)

In 2009, a portion of the bonus was based on a formula and was therefore accrued in Column 7 titled “Non-Equity Incentive Plans.” For 2011 and 2010, the entire annual cash bonus was included in the column entitled “Bonus.”

For a description of the 2011 awards, see “Annual Incentives” under “Compensation Discussion and Analysis.”

(2)	This column represents the grant date value of stock-based compensation awards, which include the following:

(a)	Time-based restricted stock awards;

(b)	Performance-based awards in 2011 and 2009;

(c)	New hire restricted grants to Mr. Trimble in 2011 and Mr. Lauck in 2009 and 2010; and

(d)	Special restricted stock grant to Mr. Shellum in 2011.

The 2011 grants are detailed in the “Grants of Plan-Based Awards” table. Terms of the awards and descriptions of the 2009 performance-based awards can be found in “Additional Discussion of Tables Related to Summary Compensation and Grants of Plan-Based Awards.”

In accordance with recent changes to the SEC rules, the amounts reported in the above table for 2011 and 2010 reflect the aggregate grant date fair value of the stock awards in 2011 and 2010, calculated in accordance with FASB ASC Topic 718. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements, as set forth in Note 3 to Form 10-K filed on March 1, 2012.

(3)

This column represents the grant date value of SARs granted in 2011 and 2010. These grants are detailed in the “Grants of Plan-Based Awards” table. Terms of the awards can be found in “Additional Discussion of Tables Related to Summary Compensation and Grants of Plan-Based Awards.” In accordance with recent changes to the SEC rules, the amounts reported in the above table for 2011 and 2010 reflect the aggregate grant date fair value of the SARs awards in 2011 and 2010, calculated in accordance with FASB ASC Topic 718. These values have been determined under the principles used to calculate the grant date fair value of SARs awards for purposes of the Company’s financial statements, as set forth in Note 3 to Form 10-K filed on March 1, 2012.

(4)	This column represents the grant date fair value of performance-based formulaic amounts earned under the Company’s annual incentive bonus plan in 2009.

(5)

This column represents the present value of the accrual for Mr. McCullough’s supplemental retirement plan benefit through his termination date. This benefit is payable beginning twelve months after termination of employment. For a description of this benefit, see “Termination Agreement with Mr. McCullough” under “Agreements with Named Executive Officers.”

(6)

Amounts shown in this column are detailed in “All Other Compensation” below; relocation expenses represent the majority of this amount for Mr. McCullough in 2009 and Mr. Amidon in 2010. Termination benefits represent the majority of the amount for Mr. McCullough in 2011.

(7)	Mr. Trimble was hired as President and CEO on June 10, 2011.

(8)	Mr. McCullough resigned from the Company on June 10, 2011.

(9)	Mr. Lauck was hired by the Company on August 31, 2009.

ALL OTHER COMPENSATION

Name	Year	401(k) Matching Contribution(1) ($)	Annual Profit Sharing Contribution(2) ($)	Perquisites(3) ($)	Cash Separation Payments ($)		Total All Other Compensation ($)
James M. Trimble	2011	22,000	7,595	10,789	—		40,384
Richard W. McCullough	2011	22,000	—	18,503	4,156,730	(4)	4,197,233
Gysle R. Shellum	2011	22,000	7,595	18,420	—		48,015
Barton R. Brookman	2011	16,500	7,595	16,644	—		40,739
Daniel W. Amidon	2011	22,000	7,595	27,839	—		57,434
Lance A. Lauck	2011	16,500	7,595	16,667	—		40,762

(1)	This column represents the Company’s annual 401(k) matching contribution to the Company’s 401(k) and Profit Sharing Plan.

(2)	This column represents the Company’s annual profit sharing contribution to the Company’s 401(k) and Profit Sharing Plan.

(3)	This column represents the total value of perquisites provided by the Company. No individual perquisite exceeded $25,000.

(4)

This amount includes $4,125,000 of termination benefits for Mr. McCullough and $31,730 for earned but unused vacation through date of termination. Please refer to “Termination Agreement with Mr. McCullough” for additional discussion of Mr. McCullough’s termination benefits.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
James M. Trimble	1/1/2011	—	625,000		1,250,000		—	—	—	—	—	—	—
	6/10/2011	—	—		—		—	—	—	58,122	—	—	1,903,496	(5)(6)

Richard W. McCullough	1/1/2011	—	550,000		1,100,000		—	—	—	—	—	—	—
	3/12/2011	—	—		—		—	5,571	11,142	—	—	—	326,071
	3/12/2011	—	—		—		—	—	—	—	12,992	43.95	327,658
	3/12/2011	—	—		—		—	—	—	14,928	—	—	656,086

Gysle R. Shellum	1/1/2011	—	204,800		409,600		—	—	—	—	—	—	—
	3/12/2011	—	—		—		—	2,189	4,378	—	—	—	128,122	(7)
	3/12/2011	—	—		—		—	—	—	—	5,104	43.95	128,723	(5)(8)
	3/12/2011	—	—		—		—	—	—	12,865	—	—	565,417	(5)(6)

Barton R. Brookman	1/1/2011	—	204,800		409,600		—	—	—	—	—	—	—
	3/12/2011	—	—		—		—	2,189	4,378	—	—	—	128,122	(7)
	3/12/2011	—	—		—		—	—	—	—	5,104	43.95	128,723	(5)(8)
	3/12/2011	—	—		—		—	—	—	5,865	—	—	257,767	(5)(6)

Daniel W. Amidon	1/1/2011	—	178,800		356,600		—	—	—	—	—	—	—
	3/12/2011	—	—		—		—	1,791	3,582	—	—	—	104,827	(7)
	3/12/2011	—	—		—		—	—	—	—	4,176	43.95	105,319	(5)(8)
	3/12/2011	—	—		—		—	—	—	4,799	—	—	210,916	(5)(6)

Lance A. Lauck	1/1/2011	—	172,300	(9)	530,000	(10)	—	—	—	—	—	—	—
	3/12/2011	—	—		—		—	1,791	3,582	—	—	—	104,827	(7)
	3/12/2011	—	—		—		—	—	—	—	4,176	43.95	105,319	(5)(8)
	3/12/2011	—	—		—		—	—	—	4,799	—	—	210,916	(5)(6)

(1)

These columns reflect the target and maximum awards payable under the Company’s annual incentive plan. For a description of the 2011 awards, see “Annual Incentives” under “Compensation Discussion and Analysis” with the exception of Mr. Lauck as described in footnote (9).

(2)

This column represents performance share awards under the 2010 LTI Plan. For a description of the awards see “Long-Term Incentives — 2011 Performance Share Program” under “Compensation Discussion and Analysis.”

(3)

This column represents the annual time-based restricted stock awards and the special restricted stock grants to Mr. Shellum and Mr. Trimble under the 2010 LTI Plan. For a description of the 2011 awards, see “Long-Term Incentives” under “Compensation Discussion and Analysis.”

(4)	This column represents SARs awarded under the Company’s 2010 LTI Plan. For a description of the 2011 awards, see “Long-Term Incentives” under “Compensation Discussion and Analysis.”

(5)	These grants are scheduled to vest ratably over three years.

(6)

Grant date fair value for restricted stock is computed by multiplying the number of shares awarded by the closing price of the Company’s common stock, as reported on the NASDAQ Global Select Market on the date of grant, which was $43.95 for March 12, 2011 and $32.75 on June 10, 2011.

(7)	Grant date fair value is computed by multiplying the number of shares awarded by the grant date fair market value as computed utilizing the Monte Carlo pricing model, which was $58.53 per share.

(8)

Grant date fair value for SARs is computed by multiplying the number of shares awarded by the grant date fair market value as computed utilizing the Black-Scholes pricing model, which was $25.22 per share.

(9)

Represents Mr. Lauck’s target award solely with respect to the annual incentive plan. In addition, Mr. Lauck was eligible for an acquisitions bonus in 2011. For a description of the acquisitions bonus, see “2011 Acquisitions Bonus to Mr. Lauck” under “Annual Incentives” and footnote (10) below.

(10)

The maximum Mr. Lauck could earn under the annual incentive plan was $344,600 (200% of $172,300) and the maximum he could earn under the combination of the acquisitions bonus and incentive bonus was 200% of his base salary.

ADDITIONAL DISCUSSION OF TABLES RELATED TO SUMMARY COMPENSATION

AND 2011 GRANTS OF PLAN-BASED AWARDS

The following provides additional disclosure about the 2009, 2010 and 2011 long-term incentive awards.

Terms of Restricted Stock and SAR Grants

Restricted Stock

•	Annual awards to Named Executive Officers in 2010 and 2011 vest ratably over three years. The 2009 award vests ratably over four years;

•

Mr. Lauck’s 2009 new hire grant vests ratably over four years. In 2010, Mr. Lauck was granted an additional 10,000 shares coincident with the signing of his employment agreement. A portion of that 2010 award vested immediately and the remaining vests over the next two years on the anniversary of his hire date;

•	Mr. Shellum’s special 2011 grant vests ratably over five years; and

•	Unvested awards are forfeited by the executive if the executive voluntarily terminates or is terminated for cause prior to the vesting date.

SARs

•	SARs are awarded at the NASDAQ closing price of our stock on the date of the grant and vest ratably over three years;

•	Awards expire no later than ten years after grant date; and

•	All unvested awards are forfeited by the executive if the executive voluntarily terminates or is terminated for cause prior to the vesting date.

2008 and 2009 Performance Shares

In 2008 and 2009, the Committee awarded performance shares that vest upon achievement of specific stock price targets over a three- to five-year period. The initial tranche could be earned as of the end of year three with additional hurdle targets for the end of years four and five. Any shares not vested remain eligible to vest in future years; however, any unvested shares at the end of the five-year performance period would be forfeited. The Committee determined to use three measurement dates to take into account the volatility of energy prices and their impact on the stock price of the Company. The following chart shows the various stock price hurdle rates and payout levels by year.

Year of Award	Approximate Growth Target(1)	Target Price(1)			Vested Target Percent Attained
		2011	2012	2013
2008	12%	$90.00	$101.00	—	50%
	16%	103.50	120.00	—	75%
	20%	118.50	142.50	—	100%
2009	12%	30.50	(2)	(2)	50%
	16%	34.00	(2)	(2)	75%
	20%	37.50	45.00	54.00	100%

(1)

Growth target percentages and target prices are based on the average closing price of the Company’s common stock during the preceding December for each year. Under the program, none of the 2008 performance shares have vested to date. They will only vest if one of the stock price performance targets is achieved at the end of 2012.

(2)

Under the 2009 program, 75% of the shares vested as of December 31, 2011 because the $34.00 stock price performance metric was achieved. The remaining 25% of the shares may vest at at either the end of 2012 or 2013 if the 100% stock price performance metric shown above is achieved; therefore there are no targets for 2012 and 2013. Performance shares do not vest upon voluntary termination by the executive or termination by the Company for cause.

2011 Performance Shares

For a discussion of the provisions of the 2011 Performance shares, see “Long-Term Incentives — 2011 Performance Shares.”

Effect of Termination and Change of Control on Long-Term Incentive Payments

For a description of what would happen to stock options/SARs, performance shares and restricted stock in all other termination scenarios or upon a change of control of the Company, see “Potential Payments Upon Termination or Change in Control — Impact on Long-Term Incentive Plans.”

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END

	Options/SARs Awards				Stock Awards
	Number of Securities Underlying Unexercised Options/SARs Held at December 31, 2011		Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares of Stock That Have Not Vested(3) (#)	Market Value of Shares of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(5) (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested(4) ($)
Name	Exercisable(1) (#)	Unexercisable(2) (#)
James M. Trimble	—	—	—		58,941	2,069,419	—	—
Gysle R. Shellum	2,830	5,660	24.44	4/19/2020	25,644	900,361	2,189	76,856
	—	5,104	43.95	3/12/2021	—	—	—	—
Barton R. Brookman	2,765	5,530	24.44	4/19/2020	23,058	809,566	7,037	247,069
	—	5,104	43.95	3/12/2021	—	—	—	—
Daniel W. Amidon	2,602	5,205	24.44	4/19/2020	20,970	736,257	6,534	229,409
	—	4,176	43.95	3/12/2021	—	—	—	—
Lance A. Lauck	2,439	4,880	24.44	4/19/2020	21,528	755,848	1,791	62,882
	—	4,176	43.95	3/12/2021	—	—	—	—

(1)	Stock options/SARs exercisable as of December 31, 2011.

(2)

SARs granted in 2010 and 2011 are scheduled to vest ratably over three years on each anniversary of the date of grant. The exercise price related to the SARs does not represent capital payable to the Company, but rather represents the base at which the the stock appreciation value will be determined on the date of exercise.

(3)	The restricted stock in this column is scheduled to vest in accordance with the following table:

	Shares Vesting Per Year
	2012	2013	2014	2015	2016	Total
James M. Trimble	19,784	19,783	19,374	—	—	58,941
Gysle R. Shellum	11,274	8,215	3,355	1,400	1,400	25,644
Barton R. Brookman	10,831	10,272	1,955	—	—	23,058
Daniel W. Amidon	9,964	9,405	1,601	—	—	20,970
Lance A. Lauck	9,963	9,964	1,601	—	—	21,528

(4)	The market value of these shares is based on the closing price of the Company’s common stock of $35.11, as reported on the NASDAQ Global Select Market on December 31, 2011.

(5)

Performance shares granted in 2008, 2009 and 2011 to be issued contingent upon the achievement of certain specified stock price performance goals as described in “Additional Discussion of Tables Relating to Summary Compensation and Grants of Plan-Based Awards.”

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
James M. Trimble	—	—	4,287	130,282
Richard W. McCullough	25,371	77,382	93,939	3,330,437
Gysle R. Shellum	—	—	7,919	298,238
Barton R. Brookman	—	—	12,323	502,745
Daniel W. Amidon	—	—	12,199	490,795
Lance A. Lauck	—	—	13,364	387,064

(1)	Value of the restricted shares that vested in 2011, determined by multiplying the number of shares vesting by the market value of the shares on the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL/

EXECUTIVE EMPLOYMENT AGREEMENTS

Each Named Executive Officer other than the CEO has an employment agreement (“Employment Agreement”) that automatically extends for twelve months on December 31 of each year prior to the last year of the Agreement (or any extensions) unless either party gives notice of non-renewal. The primary purpose of the Employment Agreement is to provide severance benefits in the event of the termination of the Named Executive Officer by the Company without Just Cause, termination by the Named Executive Officer for Good Reason, or termination of the Named Executive Officer following a change of control. See the “Potential Payments Upon Termination or Change in Control” table below for a quantification and explanation of amounts payable under such contract provisions.

Non-Compete and Non-Disclosure

Each Employment Agreement contains a non-disclosure covenant and provides that the executive officer is prohibited during the term of his employment and for a period of one year following his termination from engaging in any competing business within any county, or adjacent county, in which the Company is doing business. In addition, the agreements also provide that executives are prohibited from soliciting employees from the Company for at least one year following termination.

Clawback Provisions

The Employment Agreements also contain a clawback provision requiring the executive to reimburse all or a portion of his/her annual bonus if the Company must restate all or a portion of its financial statements due to material noncompliance by the Company with any financial reporting requirement under securities laws. The reimbursements are equal to the difference between the bonus paid to the executive for the affected years and the bonus that would have been paid to the executive had the financial results been properly reported. These clawback provisions are in addition to the clawback provisions in the Dodd-Frank Act.

Impact of Termination and Change of Control on Long-Term Incentive Plans

Under the terms of the 2004 and 2010 LTI Plans and related grant agreements and employment agreements, all unvested restricted stock, stock options, and SARs vest upon death, disability and change of control. The following table outlines the effect on outstanding long-term incentive awards under various termination scenarios and upon a change of control of the Company based on the terms of the 2004 and 2010 LTI Plans and related grant and employment agreements.

Termination Scenario/ Change of Control	Restricted Stock/ SARs/Options	2008/2009 Performance Shares	2011 Performance Shares
Voluntary Termination	Forfeited	Forfeited	Forfeited

Termination for Cause	Forfeited	Forfeited	Forfeited

Termination by Company without Cause or Executive for Good Reason Prior to Change of Control	Vests	Forfeited	Forfeited

Death	Vests	Earned pro-rata based on performance through date of death	Earned pro-rata based on performance through either date of death or end of performance period.(1)

Disability	Vests	Earned pro-rata based on performance through date of disability	Earned pro-rata based on performance at end of performance period.

Change of Control	Vests	Partially earned, based on performance reached through change of control pro-rated for time passed (as of 60 months since issuance).	If less than 50% of the performance period has elapsed, earn 100% of performance shares. If 50% or more of the performance period has elapsed, earn greater of actual performance through change of control or 100% of performance shares.

(1)

If death occurs within the first two years of the performance period, based on performance through date of death. If death occurs in third year of the performance period, based on performance through the end of the performance period.

Change of Control Excise Tax Provision

The Company currently provides for no income tax gross-up or for any excise tax gross-up pursuant to taxes that may be imposed on “excess parachute payments” within the meaning of Section 280G and Section 4999 of the Code. If, in connection with a change of control of the Company, any compensation to a Named Executive Officer is accelerated or becomes vested, that executive could, in some cases, be considered to have received “parachute payments” within the meaning of Section 280G and Section 4999 of the Code. Pursuant to these tax laws, the executive could be subject to a 20% excise tax on parachute payments that exceed a certain amount, in which case the Company would be denied a tax deduction for such excess parachute payments. The employment agreements provide that if it is determined that any payment or distribution by the Company to or for the executive’s benefit would constitute an “excess parachute payment,” the Company will either (1) pay the total amount to the executive and he would be responsible for the excise tax; or (2) reduce the executive payment to the IRS “safe harbor amount,” whichever amount will give the executive the greater benefit on a net, after-tax basis.

Termination Benefits Table

The amount of compensation payable to each Named Executive Officer in each termination situation is listed in the following table for fiscal year 2011, assuming termination had occurred on December 31, 2011, and the closing price per share on such date was $35.11. The actual amounts to be paid can only be determined at the time of such Named Executive Officer’s termination.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

	POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
		By Company Without Cause or By Executive for Good Reason
Name/Element of Compensation	Voluntary by Executive	Prior to Change in Control	Following Change in Control(1)	For Cause	Death	Disability
James M. Trimble
Cash Compensation
Earned but unpaid 2011 compensation(2)	$782,000	$782,000	$782,000	—	$782,000	$782,000
Severance / Salary Continuation(3)	—	1,875,000	1,875,000	—	—	487,500
Acceleration of unvested equity
Restricted Stock(4)	—	2,069,419	2,069,419	—	2,069,419	2,069,419
SARs(5)	—	—	—	—	—	—
Performance Shares(6)	—	—	—	—	—	—
Earned Profit Sharing / Deferred Compensation(7)	7,595	7,595	7,595	7,595	7,595	7,595
Health Benefit — Continuation(8)	—	20,827	20,827	—	—	—

Total	$789,595	$4,754,841	$4,754,841	$7,595	$2,859,014	$3,346,514

Gysle R. Shellum
Cash Compensation
Earned but unpaid 2011 compensation(2)	256,000	256,000	256,000	—	256,000	256,000
Severance / Salary Continuation(3)	—	1,158,000	1,737,000	—	162,500	243,750
Acceleration of unvested equity
Restricted Stock(4)	—	900,361	900,361	—	900,361	900,361
SARs(5)	—	90,588	90,588	—	90,588	90,588
Performance Shares(6)	—	—	76,856	—	32,536	32,536
Earned Profit Sharing / Deferred Compensation(7)	7,595	7,595	7,595	7,595	7,595	7,595
Health Benefit — Continuation(8)	—	20,827	20,827	—	—	—

Total	$263,595	$2,433,371	$3,089,227	$7,595	$1,449,580	$1,530,830

Barton R. Brookman
Cash Compensation
Earned but unpaid 2011 compensation(2)	256,000	256,000	256,000	—	256,000	256,000
Severance / Salary Continuation(3)	—	1,170,000	1,755,000	—	162,500	243,750
Acceleration of unvested equity
Restricted Stock(4)	—	809,566	809,566	—	809,566	809,566
SARs(5)	—	88,508	88,508	—	88,508	88,508
Performance Shares(6)	—	—	76,856	—	32,536	32,536
Earned Profit Sharing / Deferred Compensation(7)	7,595	7,595	7,595	7,595	7,595	7,595
Health Benefit — Continuation(8)	—	20,827	20,827	—	—	—

Total	$263,595	$2,352,496	$3,014,352	$7,595	$1,356,705	$1,437,955

	POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
		By Company Without Cause or By Executive for Good Reason
Name/Element of Compensation	Voluntary by Executive	Prior to Change in Control	Following Change in Control(1)	For Cause	Death	Disability

Daniel W. Amidon
Cash Compensation
Earned but unpaid 2011 compensation(2)	$224,000	$224,000	$224,000	—	$224,000	$224,000
Severance / Salary Continuation(3)	—	1,512,000	1,512,000	—	142,500	213,750
Acceleration of unvested equity
Restricted Stock(4)	—	736,257	736,257	—	736,257	736,257
SARs(5)	—	83,301	83,301	—	83,301	83,301
Performance Shares(6)	—	—	62,882	—	26,620	26,620
Earned Profit Sharing / Deferred Compensation(7)	7,595	7,595	7,595	7,595	7,595	7,595
Health Benefit — Continuation(8)	—	20,827	20,827	—	—	—

Total	$231,595	$2,583,980	$2,646,862	$7,595	$1,220,273	$1,291,523

Lance A. Lauck
Cash Compensation
Earned but unpaid 2011 compensation(2)	$347,500	$347,500	$347,500	$132,500	$347,500	$347,500
Severance / Salary Continuation(3)	—	882,000	1,323,000	—	150,000	225,000
Acceleration of unvested equity
Restricted Stock(4)	—	755,848	755,848	—	755,848	755,848
SARs(5)	—	78,094	78,094	—	78,094	78,094
Performance Shares(6)	—	—	62,882	—	26,620	26,620
Earned Profit Sharing / Deferred Compensation(7)	217,345	217,345	217,345	217,345	217,345	217,345
Health Benefit — Continuation(8)	—	20,827	20,827	—	—	—

Total	$564,845	$2,301,614	$2,805,496	$349,845	$1,575,407	$1,650,407

(1)

A benefit is only payable if, within two years following a change in control, the executive is terminated by the Company or its successor “without cause” or the executive terminates for “good reason” as defined in his employment agreement (“double trigger”). The Company currently provides for no tax gross-ups in respect of “excess parachute payments” within the meaning of Section 280G and Section 4999 of the Code.

(2)

This represents the annual bonus earned for 2011 performance pursuant to the Company’s annual incentive plan, with the following exceptions (see “Annual Incentives” under “Compensation Discussion and Analysis” for discussion of the Company’s annual incentive plan):

(a)

As of December 31, 2011, Mr. Lauck earned an acquisitions bonus based upon acquisitions completed under his direction in 2011. Of the $265,000 owed Mr. Lauck for 2011, 50% is shown under “Earned but Unpaid 2011 Compensation” above and 50% is shown as deferred compensation under “Earned Profit Sharing/Deferred Compensation.” For the remaining $77,250 due for 2010 acquisitions, this amount is shown under “Earned Profit Sharing/Deferred Compensation.” For a complete description of Mr. Lauck’s acquisitions bonus, see “2011 Acquisitions Bonus to Mr. Lauck” under “Compensation Discussion and Analysis.”

(b)

In the case of termination for “cause,” it is the Company’s intent that no 2011 bonus would be earned and payable under the annual incentive plan. Although the 2011 bonuses were based upon specific performance metrics, due to the subjective and discretionary elements of bonus determination regarding Company and individual performance and the fact that the amount of bonus earned for 2011 is not determined and finalized by the Committee until after year-end when Company performance is finalized, if an executive had been terminated for “cause” on December 31, 2011, no bonus would be due.

(c)

In some cases of termination for “cause,” the Company may also determine that Mr. Lauck is not due the earned amount of his 2011 acquisitions bonus or the deferred amount of his 2010 acquisitions bonus.

(3)	In determining severance amounts for each Named Executive Officer, the following bonus amounts were used:

(a)

The amount shown for Messrs. Shellum, Brookman, Amidon and Lauck, pursuant to their respective employment agreements, is determined using the 2010 bonus paid (Mr. Amidon receives the greater of his 2010 bonus paid or his 2011 bonus earned);

(b)	The amount shown for Mr. Trimble, assumes target bonus;

(c)	In the determination of Mr. Lauck’s amount, his contractual acquisitions bonus is not included in his severance calculation.

(d)

Severance amounts for disability include up to thirteen weeks of salary continuation in the event of short-term disability, a lump sum payment equal to six months base salary upon approval for long-term disability and, in the case of Mr. Amidon’s death or disability, a pro-rata bonus for the year if he terminates after March 31 of the year (shown in “Earned but Unpaid 2011 Compensation”); and

(e)	The severance amount for death (except CEO) is a lump sum payment equal to six months’ base salary.

(4)

All unvested shares of time-based restricted stock will vest under the employment agreements upon all termination events except voluntary termination and termination for “cause.” The 2004 and 2010 LTI Plans and the specific award letters also provide for full accelerated vesting of all restricted stock upon change in control of the Company, death and disability. For the unvested shares of restricted stock that would have accelerated vesting, see “Outstanding Equity Awards at Fiscal Year End.”

(5)

All unvested SARs vest under the employment agreements upon all termination events except voluntary termination and termination “for cause.” The 2004 and 2010 LTI Plans and the specific award letters also provide for full accelerated vesting of all SARs upon a change in control of the Company, death and disability. The value of the SARs shown is calculated using the closing price of the Company’s shares on December 31, 2011, less the exercise price of the SARs determined on grant date. For the unvested SARs that would have accelerated vesting, see “Outstanding Equity Awards at Fiscal Year End.”

(6)	As of December 31, 2011, the only shares that accelerate under any termination scenario are the 2011 performance shares as follows:

(a)

In the case of death and disability, one-third of the 2011 performance shares could be earned; therefore the value of the shares shown is determined by multiplying the number of shares granted times 127% (using actual performance of the plan through December 31, 2011).

(b)	For change of control, the value of the 2011 performance shares is determined by multiplying the number of shares granted times 100 since 50% of the performance period had not expired.

Based on the stock price as of December 31, 2011, the 2009 performance shares were earned at 75% and therefore no additional vesting is accelerated upon termination and the 2008 performance shares had no acceleration vesting value.

(7)

Amount for each executive includes a $7,595 profit sharing contribution for 2011 that was remitted to each executive’s 401(k) account in March 2012. Mr. Lauck’s amount includes $209,758 of his deferred and contingent acquisition bonus (50% of his 2011 earned amount) described in footnote (3) above, of which $132,500 is related to 2011 acquisitions and $77,250 is related to 2010 acquisitions.

(8)	This represents the Company-subsidized COBRA premium cost to continue family health and dental coverage for an 18-month period.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information related to our equity compensation plans under which our equity securities are authorized for issuance as of December 31, 2011.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights(1) (#)	Weighted-Average Exercise Price of Outstanding Options and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2) (#)
Equity compensation plans approved by security holders	100,525	32.76	895,663	(3)
Equity compensation plans not approved by security holders	—	—	—
Total	100,525	32.76	895,663

(1)

Includes 43,081 shares of common stock to be issued based upon continuous employment and the achievement of certain performance goals over a specified period of time as described in “Additional Discussion of Tables Related to Summary Compensation and Grants of Plan-Based Awards.” These shares have been excluded from the weighted average.

(2)

The number of securities remaining available for future issuances have been reduced by the number of securities to be issued upon exercise of outstanding options, SARs and restricted shares subject to time vesting and certain market-based performance goals over a specified period of time.

(3)	The Company longer issues securities under the 2004 LTI Plan.

STOCKHOLDER NOMINATIONS AND PROPOSALS

Stockholder Proposals for 2013 Annual Meeting

Any proposal that a stockholder wishes to include in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders must be received by the Company at its principal executive office on or prior to December 27, 2012, and must be submitted in compliance with SEC Rule 14a-8 and the provisions of our By-Laws. Proposals should be addressed to:

Corporate Secretary

Petroleum Development Corporation

1775 Sherman Street, Suite 3000

Denver, Colorado, 80203

Advance Notice Procedures Under the Company’s By-Laws

Any proposal or nomination for Director that a stockholder wishes to propose for consideration at the 2013 Annual Meeting of Stockholders, but does not seek to include in our Proxy Statement under applicable SEC rules, must be submitted in accordance with Section 2.14(b) the Company’s By-Laws, which provides that no business may be brought before an Annual Meeting of Stockholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered advance notice to the Company. The notice must contain certain information specified in the By-Laws and be delivered to the Corporate Secretary at the address set forth above, not less than 80 days nor more than 90 days prior to the first anniversary of the preceding year’s Annual Meeting. The By-Laws also provide that if the meeting is held more than 30 days before the anniversary of the prior year’s Annual Meeting or 60 days after such anniversary, notice can then be given not later than the tenth day following the day on which public announcement of the date of the Annual Meeting is first made by the Company.

Pursuant to SEC Rule 14a-4(c)(1), if our Corporate Secretary receives any stockholder proposal at the address listed above after March 11, 2013 that is intended to be presented at the 2013 Annual Meeting of Stockholders without inclusion in the Proxy Statement for the meeting, the proxies designated by the Board will have discretionary authority to vote on such proposal.

HOUSEHOLDING INFORMATION

The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to those stockholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce expenses for companies. Both the Company and some of our intermediaries may be “householding” our proxy materials and annual report. Once you have received notice from your broker or another intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. Should you wish to receive separate copies of our Annual Report and Proxy Statement in the future, we will promptly deliver a separate copy of each of these documents to you if you send a written request to us at our address appearing on the cover of this Proxy Statement, to the attention of the Corporate Secretary. If you hold your shares through an intermediary that is utilizing householding and you want to receive separate copies of our Annual Report and Proxy Statement in the future, you should contact your bank, broker or other nominee record holder.

By Order of the Board of Directors,

James M. Trimble

President and Chief Executive Officer

Dated: April 26, 2012

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON WHO IS A RECORD OR BENEFICIAL HOLDER OF COMMON STOCK OF THE COMPANY, ON WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2011, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. COPIES MAY BE OBTAINED BY WRITING TO INVESTOR RELATIONS, PETROLEUM DEVELOPMENT CORPORATION, 1775 SHERMAN STREET, SUITE 3000, DENVER, COLORADO, 80203.

APPENDIX A

THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

PETROLEUM DEVELOPMENT CORPORATION

Pursuant to the provisions of Section 78.403 of the Nevada Revised Statues, the undersigned Corporation adopts the following Amended and Restated Articles of Incorporation;

FIRST:

The Articles of Incorporation of the Corporation were filed with the Secretary of State of Nevada on the 25th day of March, 1955, and were amended by Certificate of Amendment to Articles of Incorporation on the 21st day of November 1969 and by Certificate of Amendment of Articles of Incorporation on the 22nd day of September 1997, and were amended and restated on the 16th day of September 1998, and were further amended and restated on the 17th of July 2008.

SECOND:	The Articles of Incorporation, as amended and restated to the date of this certificate, are hereby amended and restated to read in their entirety as follows:

	FIRST.	The name of the Corporation is PDC ENERGY, INC.

	SECOND.	The Corporation will maintain a registered agent and registered office in the State of Nevada

	THIRD.	The number of shares of capital stock the Corporation is authorized to issue is 150,000,000 shares, consisting solely of:

100,000,000 shares of common stock, par value $0.01 per share (“Common Stock”); and

50,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).

The Preferred Stock may be issued by the Corporation from time to time in one or more series and in such amounts as may be determined by the Board of Directors thereof. The designations, voting rights, amounts of preference upon distribution of assets, rates of dividends, premiums of redemption, conversion rights and other variations, if any, the qualifications, limitations or restrictions thereof, if any, of the Preferred Stock, and of each series thereof, shall be such as are fixed by the Board of Directors, the authority so to do being hereby expressly granted, and as are stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock (hereinafter called the “Directors’ Resolution”). The Directors’ Resolution as to any series shall state (a) the number of shares constituting that series and the distinctive designation of that series, or any increase or decrease (but not below the number of shares thereof then outstanding) in such number; (b) the dividend rate on the shares of that series, whether such dividends, if any, shall be cumulative, and, if so, the date or dates from which dividends payable on such shares shall accumulate, and the relative rights of priority, if any, of payment of dividends on shares of that series; (c) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (d) whether that series shall have conversion privileges with respect to shares of any other class or classes of stock or of any other series of any class of stock, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate upon occurrence of such events as the Board of Directors shall determine; (e) whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including their relative rights of priority, if any, of redemption, the date or dates upon or after which they shall be redeemable, provisions regarding redemption notices, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (f) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; (g) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; (h) the conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issuance of additional Preferred Stock or other capital stock ranking on a parity therewith, or prior thereto, with respect to dividends or distribution of assets upon liquidation; (i) the conditions or restrictions with respect to the issuance of, payment of dividends upon, or the making of other distributions to, or the acquisition or redemption of, shares ranking junior to the Preferred Stock or to any series thereof with respect to dividends or distribution of assets upon liquidation; and (j) any other designations, powers, preferences, and rights, including, without limitation, any qualifications, limitations, or restrictions thereof.

FOURTH.	The governing board of the Corporation shall be known as directors, and the number of directors shall not be less than three (3) nor more than nine (9).

FIFTH.	The purpose of the Corporation is to engage any lawful activity permitted under the Nevada Revised Statutes.

SIXTH.

The stock of the Corporation shall be fully paid and nonassessable. No stockholder of the Corporation shall by reason of his holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of the Corporation, now or hereafter to be authorized, or any shares or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or other securities would adversely affect the dividend or voting rights of such holders, other than such rights, if any, as the Board of Directors, in its discretion from time to time may grant, and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of the Corporation or other securities convertible into or carrying options or warrants to purchase shares of any class without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

SEVENTH.

The Corporation may from time to time determine whether and to what extent, and the times and places and upon what conditions, the books, records and assets of the Corporation, or any of them (other than the stock ledger), shall be open to inspection by the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation, except as conferred by law or by resolution of the Board of Directors or stockholders.

EIGHTH.	The Corporation shall have perpetual existence.

NINTH.

No director or officers of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except that this Article does not eliminate or limit the liability of a director or officer for: (i) an act or omission that involves intentional misconduct, fraud or a knowing violation of the law; (ii) an act or omission for which the liability of a director or officer is expressly provided for by an applicable statute, including the liability for payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes; or (iii) any other act, omission, transaction or breach of duty as to which any applicable statute, rule or regulation provides that the liability of directors or officers may not be eliminated or limited. If the Nevada Revised Statutes or other applicable laws (collectively, “Laws”) hereafter are amended to authorize the further elimination of limitation of the liability of directors or officers, then the liability of a director or officer of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Laws. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

The number of shares of the Corporation outstanding and entitled to vote on an amendment and restatement of the Articles of Incorporation was 23,652,262 on April 10, 2012, and the said changes, amendment and restatement have been consented and approved by a majority vote of the stockholders holding at lease a majority of each class of stock outstanding and entitled to vote thereon.

James M. Trimble, Chief Executive Officer

Daniel W. Amidon, Secretary

PDC ENERGY

IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 am Eastern Time on June 7, 2012.

Vote by Internet

Go to www.envisionreports.com/PETD

Or scan the QR code with your smartphone

Follow the steps outlined on the secure website

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories &

Canada on a touch tone telephone

Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card 1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals - The Board recommends a vote FOR both nominees and FOR Proposals 2, 3 and 4.

1. Election of Two Class II Directors: For Withhold For Withhold

01 - Anthony J. Crisafio 02 - Kimberly Luff Wakim +

For Against Abstain

2. To approve, on an advisory basis, the compensation of the Company’s named executive officers.

3. To approve an amendment to the Company’s Second Amended and Restated Articles of Incorporation to change the name of the Company to PDC Energy, Inc.

4. To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2012.

B Non-Voting Items Change of Address - Please print new address below.

C Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give full title as such. If a corporation or partnership, please sign full corporate or partnership name, by an authorized officer or an authorized person, respectively.

Date (mm/dd/yyyy) - Please print date below.

Signature 1 - Please keep signature within the box.

Signature 2 (if needed) - Please keep signature within the box.

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140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Petroleum Development Corporation (dba PDC Energy)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

Proxy Solicited by Board of Directors for 2012 Annual Meeting of Stockholders

The undersigned appoints GYSLE R. SHELLUM and DANIEL W. AMIDON, and either of them, proxies, each with full power to act without the other and with full power of substitution for and in the name of the undersigned at the 2012 Annual Meeting of Stockholders of Petroleum Development Corporation (dba PDC Energy) (the “Company”) to be held on June 7, 2012, at 11:30 a.m. Mountain Time, and at any adjournment or postponement thereof, to vote all shares of the common stock of the Company held by the undersigned with respect to the matters herein and on such other matters as may properly come before the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for such meeting to be held on June 7, 2012, and a copy of the Company’s 2011 Annual Report.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR EACH OF THE DIRECTORS SPECIFIED IN PROPOSAL 1 AND FOR EACH OF PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4.

In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments or postponements thereof.

IMPORTANT INFORMATION IS CONTAINED ON OTHER SIDE OF THIS CARD. PLEASE READ BOTH SIDES OF THIS CARD, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.